UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐           Soliciting Material Pursuant to §240.14a-12

Superior Group of Companies, Inc.

(Name of Registrant as Specified in Its Charter)

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Superior Group of Companies, Inc. 10055 Seminole Boulevard Seminole, FL 33772-2539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR GROUP OF COMPANIES, INC. (the "Company") will be held on May 13, 2022 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” on page 1 of the accompanying proxy statement.

1.	To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and

2.	To approve the Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan

3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement; and

4.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 17, 2022 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the virtual meeting. Whether or not you plan to attend the virtual meeting, please cast your votes as instructed on your proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

Seminole, Florida, March 31, 2022	JORDAN M. ALPERT
Secretary

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,

DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

THANK YOU.

SUPERIOR GROUP OF COMPANIES, INC.

10055 Seminole Boulevard

Seminole, Florida 33772

PROXY STATEMENT FOR 2022

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and the accompanying form of proxy are first being sent to the shareholders of Superior Group of Companies, Inc. (the “Company,” “we,” “our,” and “us”) on or about April 1, 2022 in connection with the solicitation by our Board of Directors (“Board” or “Board of Directors”) of proxies to be used at our 2022 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 13, 2022 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” below.

Our Board of Directors has designated Michael Benstock and Andrew D. Demott, Jr., and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the accompanying form of proxy, you may nevertheless revoke it at any time before it is exercised by (1) giving timely written notice to our Secretary, (2) timely delivering a later dated proxy, or (3) attending the Annual Meeting and voting electronically as described below. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Alliance Advisors.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have been properly revoked or withdrawn).

The close of business on March 17, 2022 has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). As of March 17, 2022, 16,104,534 shares of the Company's common stock, par value $.001 per share (the “Company’s common stock”), were issued and outstanding. Each shareholder will be entitled to one vote for each share of Company’s common stock registered in his or her name on the books of the Company on the close of business on the Record Date for the Annual Meeting on all matters that come before the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are again pleased to take advantage of Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our Annual Meeting.

On or about April 1, 2022, we are providing our beneficial shareholders with a notice containing instructions on how to access our proxy statement and annual report and how to vote online.

All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet for future annual meetings if you received them by mail this year.

VIRTUAL MEETING

The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. We have chosen to hold the Annual Meeting virtually for many reasons, including that the format reduces health risks during the COVID-19 pandemic, enables more shareholders and invited guests to attend the meeting, adds efficiency to the flow of the meeting, increases the ability of shareholders to engage with us, eliminates certain costs to the Company, and reduces the environmental impact of the annual shareholders meeting.

Both shareholders of record and “street name” shareholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their question during the meeting and vote their shares electronically at the meeting by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your proxy card to first register at http://www.viewproxy.com/superiorgroupofcompanies/2022/htype.asp by 11:59 p.m. Eastern Time on May 10, 2022.
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You will need to enter your name, phone number, and email address as part of the registration, following which you will receive an email confirming your registration. Once approved, you will receive the link to attend the Annual Meeting and a password prior to the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations.

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If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.AALvote.com/SGC during the Annual Meeting while the polls are open (you will need the virtual control number included on your proxy card).

If you are a “street name” shareholder, you must:

●	Obtain a legal proxy from your broker, bank or other nominee.
●	You must Register at http://www.viewproxy.com/superiorgroupofcompanies/2022/htype.asp by 11:59 p.m. Eastern Time on May 10, 2022.
●

You will need to enter your name, phone number, and email address, in order to register. If you choose to vote during the Annual Meeting, you will also need to provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration, following which you will receive an email confirming your registration, your virtual control number, the link to attend the Annual Meeting, and the password to attend the Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation.

Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting, are posted on http://www.viewproxy.com/superiorgroupofcompanies/2022/htype.asp under “Frequently Asked Questions (FAQ)”. If you would like to ask a question during the Annual Meeting, you will have the opportunity to type your question into the questions/comment box on the virtual meeting screen. The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Eastern Time on May 13, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Time and you should allow ample time for the check-in procedures.

INTERNET ACCESS OR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports by mail, you may choose to receive these materials by accessing the Internet in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a notice when the proxy materials and annual report are available over the Internet.

Your election to receive your proxy materials by accessing the Internet will remain in effect for all future shareholder meetings unless you timely revoke it before the next shareholders’ meeting by contacting Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for delivery of proxy materials in the future by contacting your broker.

HOUSEHOLDING

The Securities and Exchange Commission’s rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice or proxy statement and annual report, as applicable, to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice, proxy statement or annual report, as applicable, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice, proxy statement or annual report (with respect to the Annual Meeting or in the future), contact Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future notices, proxy statements or annual reports for your household, please contact Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

VOTING SECURITIES

Quorum

The Company’s Bylaws provide that the holders of a majority of the shares of the Company’s common stock issued and outstanding on the Record Date and entitled to vote must be present virtually or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares held by brokers, banks or other nominees for beneficial owners (which we refer to as “brokers”) will also be counted as present for purposes of determining whether a quorum is present if the broker has the discretion to vote on at least one of the matters presented, even though the broker may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Brokers have discretionary voting power with respect to the ratification of the appointment of Mayer Hoffman McCann P.C. as independent registered public accounting firm for 2022.

Votes Required

For Proposal 1, if a quorum is present, the seven (7) nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal.

The approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The approval of Proposal 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal, although such vote will not be binding on us. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal.

The approval of Proposal 4 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for 2022, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

Your broker will NOT be able to vote your shares with respect to Proposals 1, 2 or 3 if you have not provided voting instructions to your broker. We strongly encourage you to complete and submit your proxy card and exercise your right to vote as a shareholder.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws set the size of the Board of Directors at not less than three (3) nor more than nine (9) members. The size of the Board of Directors is currently set at seven (7) members. As described below, the Board of Directors is nominating seven (7) Directors to be elected at the Annual Meeting. Directors generally hold their positions until the Annual Meeting at which time their term expires and their respective successors are duly elected and qualified.

The Board of Directors recommends that seven (7) Directors be elected at the Annual Meeting to hold office until the Company's Annual Meeting in 2023 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as Director to serve the term described above are Sidney Kirschner, Michael Benstock, Robin M. Hensley, Paul Mellini, Todd Siegel, Venita Fields, and Andrew D. Demott, Jr. See “Management - Directors and Executive Officers” for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s director-nominees and executive officers as of March 17, 2022 and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Sidney Kirschner	87	Chairperson of the Board and a member of the Audit, Corporate Governance, Nominating & Ethics, Compensation*, and Executive* Committees
Michael Benstock	66	Chief Executive Officer, Director, and a member of the Executive Committee
Robin M. Hensley	65	Director and a member of the Audit* Committee
Paul Mellini	69	Director and a member of the Audit, Corporate Governance, Nominating & Ethics*, Compensation, and Capital Committees
Todd Siegel	63	Director and a member of Corporate Governance, Nominating & Ethics and Capital* Committees
Venita Fields	68	Director and a member of the Audit and Corporate Governance, Nominating & Ethics Committees
Andrew D. Demott, Jr.	58	Chief Operating Officer, Chief Financial Officer, Director, and a member of the Executive Committee
Philip Koosed	39	Chief Strategy Officer
Jordan M. Alpert	45	Senior Vice President, General Counsel and Secretary
Dominic Leide	46	President, The Office Gurus
Jake Himelstein	39	President, BAMKO, LLC

		*Chairperson of the Committee

The following includes information about the skills, qualities, experience and attributes of each of the director-nominees and executive officers of the Company:

Sidney Kirschner is the Chairperson of the Board of Directors. He has served in this capacity since July 1, 2012. He has been a Director of the Company since September 25, 1996. Since April 2016 he has been executive vice president and chief philanthropy officer of Piedmont Healthcare. From December 2010 until April 2016 he was chief executive officer of Piedmont Physicians, a comprehensive healthcare provider in the Southeast region. From March 2006 until December 2010, he was Head of The Alfred and Adele Davis Academy, which is an educational institution for children from kindergarten through eighth grade. He retired in August 2004 as chairperson and chief executive officer of Northside Hospital, Inc., positions that he had held since November 1992. Prior thereto, he served as chairperson of the board and president and chief executive officer of National Service Industries, Inc. National Service Industries was a conglomerate, including operations in the textile rental business. He also currently serves as a director of Crown Crafts, Inc. Mr. Kirschner’s tenure and significant contributions on the Board of the Company, and his extensive experience as a chief executive, are the reasons for his nomination for re-election.

Michael Benstock has served as Chief Executive Officer of the Company since October 24, 2003. Prior to that, Mr. Benstock served as Co-President of the Company from May 1, 1992 until October 24, 2003, and Executive Vice President of the Company prior to that. Mr. Benstock has served as a Director of the Company since 1985. He also served as a director of USAmeriBank from 2007 to December 31, 2017 and chair of its audit committee from 2014 to December 31, 2017, at which time USAmeriBank was acquired by Valley National Bank. Mr. Benstock’s employment history, significant contributions on the Board of the Company, other board experience, and vast experience with the Company are the reasons for his nomination for re-election.

Robin M. Hensley has been a Director of the Company since July 28, 2000. She has served as president and business development coach of Raising the Bar since May 2004. Raising the Bar provides executive coaching, primarily in the area of business development. Previously, she was president of Personal Construction, LLC from January 2000 until May 2004. Prior thereto, she was vice president of Patton Construction from December 1995 to January 2000. Her background also includes experience in public accounting with Ernst & Young. Ms. Hensley’s contributions on the Audit Committee, including as its chairperson and financial expert, and her extensive experience in executive coaching are the reasons for her nomination for re-election.

Paul Mellini has been a Director of the Company since May 7, 2004. Mr. Mellini currently serves as president of Paulucci International, managing partner of PAR 3 Holdings, LLC, and a board member and managing director of two family foundations. He is also the Trustee and PR of various entities and oversees assets in excess of $100 million. He previously served as a board member of Republic Bank, Inc. from February 21, 2019 until October 25, 2019, a board member and president of Luigino’s International until December 2019, and a board member and president of Heathrow Land and Development Corporation until November 2020. He also was a board member (treasurer) of the Economic Development Association of Citrus County and board member (treasurer) of Main Street, Crystal River until December 31, 2016. Mr. Mellini was chief executive officer and president of Nature Coast Bank in Citrus County, Florida from March 7, 2005 until January 1, 2017, chief executive officer and president of Premier Community Bank of Florida and Premier Community Bank of South Florida from January 2002 until August 2004 and chief executive officer and president of PCB Bancorp Inc. from January 2003 until August 2004. Prior thereto, he was regional president of First Union Bank of the Greater Bay Area from April 1995 to December 2001. Mr. Mellini’s tenure and significant contributions on the Board of the Company, and his extensive experience as a chief executive, are the reasons for his nomination for re-election.

Todd Siegel has been a Director of the Company since February 7, 2014. He currently operates Centered Solutions, Inc., which consults for small businesses, invests in business opportunities, and assists private equity firms in finding businesses to purchase. He also is the CEO of Centered Solutions, LLC, an international provider of pharmacy packaging automation for medication adherence. He served as president and chief executive officer of MTS Medication Technologies, Inc. from approximately 1992 to 2012, chairman from 1994 to 2009 and a director from approximately 1986 to 2012. MTS Medication Technologies was a publicly-held company through December 2009. Mr. Siegel previously served at MTS Medication Technologies in other capacities, including executive vice president, vice president of sales and marketing and corporate secretary. MTS Medication Technologies manufactures and markets pharmaceutical packaging automation and the related consumable supplies. Prior to his tenure with MTS Medication Technologies, Mr. Siegel was an account executive for AMI Diagnostic Service, a diagnostic imaging company, and held sales and national sales management positions with Chamberlin Corporation, a pharmaceutical manufacturer. Mr. Siegel’s extensive experience as chief executive, chairman, and director of publicly-held companies are the reasons for his nomination for re-election.

Venita Fields has been a director of the Company since January 31, 2019. She is a partner and a member of the investment committee of Pelham S2K Managers, LLC, which provides junior capital and private equity investments for privately held middle market companies, having served in that capacity since 2016. She previously was with Smith Whiley & Company from 1998-2015, during which she last served as a partner and senior managing director; Bank of America from 1989-1998, during which she last served as a senior vice president; Citicorp North America from 1984-1989, where she managed an investments origination team; and Continental Illinois National Bank in Chicago from 1980-1984. Ms. Fields currently is a director of Derry Enterprises, Inc. (dba Field Fastener Supply Company), David’s Bridal, Inc., IMA Financial Group, and Lifespace Communities, Inc. She also currently serves on the board of The Moran Center for Youth Advocacy and is a founding member of the Private Director’s Association. Ms. Fields’s extensive experience as an executive and director are the reasons for her nomination for election.

Andrew D. Demott, Jr. has served as Chief Operating Officer since May 1, 2015 and resumed the Chief Financial Officer role in March 2020. Prior to that, he served as Chief Financial Officer and Treasurer of the Company from May 5, 2010 until August 3, 2018, Senior Vice President, Chief Financial Officer and Treasurer of the Company from February 8, 2002 until May 5, 2010, and Vice President, Chief Financial Officer and Treasurer of the Company from June 15, 1998 until February 8, 2002. He also served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Mr. Demott has served as a Director of the Company since 2018. Before joining the Company, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995 and, prior to that, an Audit Manager with Deloitte & Touche LLP since September 1992. Mr. Demott’s employment history and vast experience with the Company are the reasons for his nomination for election.

Dominic Leide has served as the President of The Office Gurus, a subsidiary of the Company, since 2014. Prior to that, he served as Managing Director of The Office Gurus since 2010 and Vice President of Administration and Customer Support of the Company from May 5, 2009 to 2018. Prior to that, he served as U.S. Manager of near-shore operations of the Company since 2008, Director of Customer Excellence of the Company since 2007, and Manager of Special Projects of the Company since 2006.

Jordan M. Alpert has served as Senior Vice President, General Counsel and Secretary of the Company since August 3, 2018. Prior to that, he served as Vice President, General Counsel and Secretary of the Company from November 7, 2011 until August 3, 2018, Secretary since May 6, 2011 and General Counsel since March 28, 2011. Mr. Alpert previously held the position of general counsel for Grand Army Entertainment, LLC during 2010. He also was an attorney with the firms Grais & Ellsworth LLP and Willkie, Farr & Gallagher LLP during 2001-2011. Mr. Alpert has been granted Authorized House Counsel status for the Company by the State of Florida. He is admitted to the New York Bar, Southern District of New York, and Eastern District of New York.

Philip Koosed has served as Chief Strategy Officer of the Company since July 2, 2021. Prior to that, he served as the President of BAMKO, LLC, a subsidiary of the Company, since substantially all of the assets of BAMKO, Inc. were acquired by the Company effective March 1, 2016. Mr. Koosed was the co-founder of and served as chief executive officer of BAMKO, Inc. from its inception in 1999 until March 1, 2016. Mr. Koosed co-founded BAMKO while an undergraduate business student at the University of Southern California.

Jake Himelstein has served as the President of BAMKO, LLC, a subsidiary of the Company, since July 2, 2021. Prior to that, he served as BAMKO’s Chief Operating Officer and Chief Financial Officer since substantially all of the assets of BAMKO, Inc. were acquired by the Company effective March 1, 2016. Mr. Himelstein also served as the Chief Financial Officer of BAMKO from June 3, 2013 until March 1, 2016. Prior to his time at BAMKO, Mr. Himelstein spent over 9 years at Deloitte in a variety of capacities, including audit and mergers/acquisitions. Mr. Himelstein is a Certified Public Accountant in the state of California and has undergraduate degrees in Business and Accounting from the University of Southern California.

Honorary Directors

Gerald M. Benstock has served as Chairman Emeritus of the Board of Directors since May 2, 2013. Previously, Mr. Benstock had been Chairman of the Board of Directors between October 24, 2003 and June 30, 2012. He served as Chief Executive Officer of the Company from May 1, 1992 to October 24, 2003 and, prior to that, President of the Company. Mr. Benstock also served as a Director of the Company from 1951 to December 31, 2012.

The following family relationship exists among the Company's Directors, nominees and executive officers: Michael Benstock is the son of Gerald M. Benstock.

RESPONSE TO COVID-19

Throughout our more than 100 year history, we have supplied essential products to healthcare workers and facilities. During the first portion of the COVID-19 pandemic, our role was as important as ever, and we rose to the occasion, supplying millions of pieces of PPE and other products to essential workers while still maintaining excellent service and product offerings for our other customers. During the more recent portion of the pandemic, we have continued to service critical industries by supplying a variety of products, even though the need for our PPE has waned, and have been fortunate to be able to maintain the excellent service and product offerings provided to our other customers.

The pandemic persists, but so do our efforts to protect our employees and their families, who have been incredibly supportive of our work throughout the pandemic. Their health and has been, and remains, vital. We are proud that we have been able to provide protection to our employees while remaining operational throughout the pandemic. Our team members truly have risen to the occasion.

To reduce the spread of COVID-19, we took many precautions to safeguard our people working at our locations. Among these are frequent cleanings, enhanced hygiene protocols in accordance with the guidelines issued by the Centers for Disease Control and Prevention, touchless temperature checks, distribution of personal protective equipment, and adding additional shifts to space out workers. To recognize the importance of the contributions made by our distribution center and warehouse employees, we provided additional compensation and benefits. Additionally, all employees who have been able to work remotely have been doing so. We expanded our technology infrastructure to help our employees around the globe perform their duties and continue to support our customers.

Our Board of Directors has been highly engaged with management about the impact of COVID-19 and the Company’s response and plans. Board members have had numerous informational calls and Board meeting discussions with management about COVID-19, covering employees and operations, financial impact, product supply, and related legal and regulatory matters. We expect the Board of Directors to remain engaged with management about COVID-19 throughout the pandemic.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairperson of the Board should be separate and, if they are to be separate, whether the Chairperson of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Sidney Kirschner serves as Chairperson of the Board and Michael Benstock serves as a Director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of both individuals’ skills and experiences.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through management reports to the Board. The Board strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

The Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

DIRECTOR COMMITTEES AND MEETINGS

The Board of Directors held six (6) meetings during 2021. In 2021, each Director who was a Director in 2021 attended at least 75% of all meetings of the Board and of each committee of which he/she was a member during the period that person was a Director. The Company expects all members of the Board to attend the Company’s annual meeting of shareholders barring other significant commitments or special circumstances. All of the Company’s Board members who were directors at the time attended the Company’s 2021 annual meeting of shareholders.

The Board has a standing Audit Committee; Capital Committee; Compensation Committee; Corporate Governance, Nominating & Ethics Committee; and Executive Committee.

The Board has determined that Mr. Sidney Kirschner, Ms. Robin M. Hensley, Mr. Paul Mellini, Mr. Todd Siegel, and Ms. Venita Fields are independent, as that term is defined by the applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market LLC® (“NASDAQ”). The Board has further determined that all members of the Audit, Compensation, and Corporate Governance, Nominating & Ethics Committees are independent and satisfy the relevant Securities and Exchange Commission and NASDAQ independence requirements and other requirements for members of such committees.

The Board conducts an annual self-evaluation and an annual evaluation of the Audit Committee.

Audit Committee

The current members of the Audit Committee are Ms. Robin Hensley, Chairperson, Messrs. Sidney Kirschner and Paul Mellini, and Ms. Venita Fields. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by NASDAQ listing standards applicable to audit committee members. The Board has also determined that Robin Hensley qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met five (5) times during 2021. The Audit Committee has a charter, which may be found on our website at www.superiorgroupofcompanies.com under Investors.

The Audit Committee conducts an annual self-evaluation.

Compensation Committee

The current members of the Compensation Committee are Messrs. Sidney Kirschner, Chairperson, and Paul Mellini. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met two (2) times during 2021. The Compensation Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The duties and responsibilities of the Compensation Committee include to:

●	determine and approve the compensation of the Company's Chief Executive Officer;
●	make recommendations to the Board with respect to executive compensation for executive officers other than the Chief Executive Officer;
●	review, approve, and administer incentive compensation plans and equity-based plans for executive officers and certain other employees of the Company;
●

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk; and

●	report regularly to the Board regarding its actions and make recommendations to the Board as appropriate.

Under its charter, the Compensation Committee may form and delegate any of its responsibilities to subcommittees, which in turn must consist of at least 2 members of the Compensation Committee.

For information regarding the Compensation Committee’s processes and procedures for determining executive and director compensation, please see the Compensation Discussion and Analysis, as well as the footnotes to the Summary Compensation Table and Director Compensation for 2021 in the sections entitled “Executive Compensation” and “Director Compensation” below.

The Compensation Committee conducts an annual self-evaluation.

Corporate Governance, Nominating & Ethics Committee

The current members of the Corporate Governance, Nominating & Ethics Committee are Messrs. Paul Mellini, Chairperson, Sidney Kirschner, and Todd Siegel, and Ms. Venita Fields. The Board of Directors has determined that each member of the Corporate Governance, Nominating & Ethics Committee is independent as defined by NASDAQ listing standards applicable to directors generally.

The Corporate Governance, Nominating & Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. It also assists in identifying qualified individuals to become directors and recommends to the Board candidates for all director positions to be filled by the Board or by shareholders of the Company. The Corporate Governance, Nominating & Ethics Committee met four (4) times during 2021. The Corporate Governance, Nominating & Ethics Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Corporate Governance, Nominating & Ethics Committee has recommended the candidates to be nominated to stand for election to the Board of Directors at the Annual Meeting.

The Corporate Governance, Nominating & Ethics Committee conducts an annual self-evaluation.

Capital Committee

The current members of the Capital Committee are Messrs. Todd Siegel, Chairperson, and Paul Mellini, both of whom are independent as defined by NASDAQ listing standards applicable to directors generally.

The Capital Committee carries out the capital-related responsibilities delegated by the Board. It also reviews and recommends to the Board policy regarding dividends and share repurchase. The Capital Committee met four (4) times during 2021. The Capital Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Capital Committee conducts an annual self-evaluation.

Executive Committee

The current members of the Executive Committee are Messrs. Sidney Kirschner, Chairperson, Michael Benstock, and Andrew D. Demott, Jr.. The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee did not hold any formal meetings during 2021. The Executive Committee acted by unanimous written consent on eight (8) occasions during 2021. Each action taken by the Executive Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

Nominations of Directors

The Board selects the director-nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board based on the recommendations of the Corporate Governance, Nominating & Ethics Committee. In identifying and evaluating potential nominees to serve as directors, the Corporate Governance, Nominating & Ethics Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Corporate Governance, Nominating & Ethics Committee believes the following minimum qualifications must be met by a director-nominee to be recommended to the Board:

●	Each director must display high personal and professional ethics, integrity and values.
●	Each director must have the ability to exercise sound business judgment.
●

Each director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

●	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
●	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
●	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

●

At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and which results in the director’s “financial sophistication” as defined by the rules of the NASDAQ Stock Market.

●

One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

●	Directors should be selected so that the Board is a diverse body.

The Corporate Governance, Nominating & Ethics Committee does not have a formal diversity policy. Nevertheless, we believe that it is important for the Board to be comprised of individuals with diverse backgrounds, skills and experiences, and to ensure a fair representation of shareholder interests. To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of members’ business and civic experience in leadership positions, as well as their ties to the Company’s markets and other similar factors. We also believe it is important to have and be transparent with our shareholders and others regarding other types of diversity. To that end, the following is a summary of certain types of diversity characteristics of our Board:

Board Diversity Matrix (As of January 25, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

The Company has a mandatory retirement policy for its directors. The policy states that: No person shall be nominated by the Board of Directors to serve as a director after he or she has passed his or her 72nd birthday; except that anyone serving on the Board as of the date the Company first adopted a mandatory retirement policy, which was February 6, 2015, may remain on the Board until completion of the term that encompasses his or her 74th birthday or completion of the term that concludes at least ten but no more than eleven years after the policy first was adopted, whichever will result in a longer Board tenure.

The Company has a minimum stock ownership guideline for its independent Directors, chief executive officer, and chief financial officer. Each of those individuals is asked to own at least two hundred thousand dollars ($200,000) worth of Company stock. The independent Directors, chief executive officer, and chief financial officer at the time that the guideline was adopted, which is February 5, 2021, have five (5) years from the inception of the guideline to obtain the stock ownership amount. An individual who assumes such a position after February 5, 2021 will have five (5) years from when the person assumed the position to obtain the minimum stock ownership amount. Parameters exist to determine what types of stock satisfy the amount. The Corporate Governance, Nominating & Ethics Committee has discretion to enforce the guideline as it deems appropriate.

The Corporate Governance, Nominating & Ethics Committee will consider recommendations for directorships submitted by shareholders. Recommendations for consideration by the Corporate Governance, Nominating & Ethics Committee, including recommendations from shareholders of the Company, should be sent in writing to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board.

Compensation Committee Interlocks and Insider Participation

Messrs. Sidney Kirschner and Paul Mellini served as members of the Compensation Committee during the fiscal year ended December 31, 2021. Neither of these individuals is or has ever been an officer or employee of the Company or any of its subsidiaries. In addition, neither of these individuals has had any relationship requiring disclosure by the Company under any paragraph of Item 404 of SEC Regulation S-K. During the fiscal year ended December 31, 2021, none of the Company’s executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Code of Business and Ethical Conduct

The Company has adopted a Code of Business and Ethical Conduct, which sets forth the guiding principles and rules of behavior by which we operate our Company and conduct our daily business with our customers, vendors, shareholders and employees. This Code applies to all of the directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees of the Company.

The purpose of the Code of Business and Ethical Conduct is to promote honest and ethical conduct and compliance with the law. The law in many cases is about what we can do; what is legally permissible. We consider it important to focus on what we should do and what ethical principles we should embrace in guiding our behavior to engender trust and loyalty within our work forces and with all our key stakeholders, customers, suppliers, dealers and investors. The Code of Business and Ethical Conduct can be found on our website at www.superiorgroupofcompanies.com under Investors. We will post any amendments to the Code of Business and Ethical Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or NASDAQ, on such website.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Superior Group of Companies, Inc., Attention: Board of Directors (or the individual director(s)), 10055 Seminole Boulevard, Seminole, Florida 33772. Such communications will be delivered to the Directors.

HUMAN CAPITAL MANAGEMENT

We believe that people are our most important asset. They deliver on our mission and values with great ideas, innovations, and leadership to propel our organization forward. As such, attracting, retaining, and developing quality talent is a high priority for our management team and our Board. We continually seek to improve upon the ways in which we execute on this priority. Over the past several years, including in 2021, we significantly increased the resources dedicated to the attraction, retention and development of and the range of programs and opportunities available to our employees, increased the number of women and minorities in leadership positions, and amplified our total rewards packages to continue to provide competitive compensation and benefits. In 2021, approximately 71% of our open U.S. leadership roles were filled internally.

Our Board encourages diversity and inclusion by setting the tone and modeling it from the top. We are proud that we have a diverse Board. Valuing a diverse and inclusive culture helps to drive innovation and overall success.

We are committed to the safety of our employees and communities. We provide access to a variety of innovative, flexible, and convenient health and wellness programs, including an on-site health clinic at our location with the most number of employees. During the COVID-19 pandemic, including in 2021, we have done even more than usual to protect and support our employees. These actions included implementing enhanced safety measures, distributing personal protective equipment, incentivizing COVID-19 vaccinations, utilizing remote work as much as feasible, providing payroll advance loans, and increasing compensation and benefits for distribution center and warehouse workers.

Our Board is actively engaged in human capital management. To enhance our Board’s understanding of the Company’s human resources-related activities and environment, including its culture and talent pipeline, the Board receives regular reports from the head of our human resources department, meets with high-potential executives in formal and informal settings, as conditions permit, visits various Company locations (including in recent years holding Board meetings at our El Salvador, Florida, and Georgia locations), and discusses with management succession planning at the executive and other levels of the organization.

For more information about our work in these areas and others, see our 2020 Corporate Social Responsibility Highlights Report, available on our website at https://ir.superiorgroupofcompanies.com/Corporate_Social_Responsibility. The foregoing URL is provided as an inactive textual reference only and the information in this report is not deemed to be incorporated by reference into this proxy statement. We intend to publish a 2021 Corporate Social Responsibility Highlights Report later in 2022.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten percent of a registered class of equity securities to, within specified time periods, file certain reports of ownership and changes in ownership with the SEC. The Company believes that, during its most recent completed fiscal year ended on December 31, 2021, the following Section 16(a) reports required to be filed by its officers, directors, and greater than ten percent beneficial owners were not timely filed: (1) one report reporting one transaction was filed late by Mr. Koosed, and (2) one report reporting one transaction was filed late by Mr. Leide.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has overall responsibility for establishing, implementing, and monitoring the Company’s compensation structure, policies, and programs. The Compensation Committee oversees the design and implementation of strategic compensation programs for the Company’s executive officers and others and is responsible for assessing and approving the total compensation paid to the Company’s chief executive officer. In addition, the conclusions and recommendations of the chief executive officer for compensation of the other executive officers annually are presented to the Compensation Committee for review and, if approved, recommendation to the Board of Directors for its approval. The Compensation Committee has absolute discretion as to whether it recommends to the Board of Directors for approval any of the chief executive officer’s recommendations or makes adjustments as it deems appropriate. The Compensation Committee also adheres to this process for certain other employees of the Company. For all of these positions, the Compensation Committee determines whether the compensation paid under the Company’s programs is fair, reasonable, and competitive. The Compensation Committee’s chairperson regularly reports to the Board of Directors on Compensation Committee actions and recommendations. The Board’s Compensation Committee has authority to retain, at the Company’s expense, outside counsel, compensation consultants, and other advisors to assist as needed.

The Compensation Committee is comprised of two independent directors, both of whom satisfy the relevant NASDAQ rules and SEC regulations. There are no interlocking relationships between any member of the Compensation Committee and any of our executive officers. None of the Compensation Committee members is an officer, employee, or former officer or employee of the Company.

The individuals who served as the Company’s chief executive and chief financial officers during fiscal year 2021, as well as the other individuals included in the Summary Compensation Table below, are referred to individually as an “executive” or “executive officer”, and collectively as the “named executive officers.” With respect to the named executive officers, this Compensation Discussion and Analysis identifies the Company’s current compensation philosophy, objectives, and considerations and describes the various methodologies, policies, and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy, Objectives, and Considerations

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the Company’s named executive officers with those of its shareholders. The Compensation Committee further believes that a properly structured compensation program will attract and retain talented individuals and motivate them to drive shareholder value and achieve specific short- and long-term strategic objectives, and that a significant percentage of executive pay should be based on the principle of pay-for-performance.

The Company’s executive compensation program is designed to provide:

●	levels of base compensation that are competitive with comparable companies and the relevant market;
●	short-term incentive compensation that varies in a manner consistent with the achievement of individual performance objectives and financial results of the Company;
●	long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals; and
●	benefits that are meaningful and competitive with comparable companies and the relevant market.

In designing and administering the Company’s executive compensation program, the Compensation Committee considers, among other factors, general market and survey data and the pay practices of the compensation peer group (defined below) and other comparable companies to determine the appropriate pay mix and compensation levels. The Compensation Committee believes that incentive compensation should be closely tied to the Company’s financial performance and the individual performance and responsibility level of the particular executive officer. The Compensation Committee also believes that the Company’s executive compensation program should include a significant equity-based component because it best aligns the executives’ interests with those of the Company’s shareholders. For purposes of retention, the Compensation Committee believes that the equity-based component should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the Compensation Committee also considers other forms of executive pay as a means to attract, retain, and motivate highly qualified executives.

When making compensation decisions, we look at the compensation of our chief executive officer and other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers (“compensation peer group”), as available. We believe that this should be a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts at other companies, the Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions. The companies included in the compensation peer group are selected primarily on the basis of their comparability to the Company based on size, as measured through annual revenue, market capitalization, and other financial measures. The companies in the Company’s compensation peer group selected for 2021 are different than those selected for 2020. The compensation peer group selected for 2021 is: Cimpress PLC; Lakeland Industries, Inc.; Land’s End, Inc.; Vera Bradley, Inc.; Delta Apparel, Inc.; Harte Hanks, Inc.; and Rocky Brands, Inc.

We also consider and review information from proxy statements of companies not in the compensation peer group and the opinions and recommendations of the chief executive officer, chief financial officer, and various outside advisers, as needed, in considering the appropriate pay mix and compensation levels for the chief executive officer and chief financial officer, and other executives as appropriate. In addition, compensation decisions take into consideration the most recent advisory vote of the Company’s shareholders with respect to the compensation of the named executive officers. In our 2019 annual meeting of shareholders, approximately 97.81% of the votes cast approved such compensation.

Role of the Independent Compensation Consultant

The Compensation Committee first engaged Pearl Meyer & Partners, LLC in 2019 to serve as the Compensation Committee’s independent executive compensation consultant. Pearl Meyer was requested to perform services that included, but were not limited to:

●	providing general market compensation and pay practices data;
●	establishing a public company reference group;
●	providing compensation and pay practices data of the compensation peer group;
●	reviewing the Company’s compensation information;
●	reviewing the design of the executive compensation program;
●	participating in meetings of the Compensation Committee;
●

providing independent analysis of chief executive officer, chief operating officer, chief financial officer, and director compensation, including target levels for short- and long-term compensation and base salary ranges; and

●	advising the Compensation Committee, as requested.

The advice provided by Pearl Meyer was considered by the Compensation Committee when determining 2019, 2020 and 2021 executive compensation. The Compensation Committee has the sole authority to hire and terminate its independent executive compensation consultant, and may seek advice from that consultant without the involvement of management.

Pearl Meyer provides no other consulting services to the Company. After review and consideration of the relevant factors, the Compensation Committee determined that Pearl Meyer is independent and that there is no conflict of interest that would result from retaining Pearl Meyer.

Named Executive Officers

Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their earlier death, resignation, or removal. Named executive officers are identified based on SEC rules. The named executive officers of the Company are as follows:

Name	Title
Michael Benstock	Chief Executive Officer
Andrew D. Demott, Jr.	Chief Operating Officer and Chief Financial Officer
Philip Koosed	Chief Strategy Officer
Dominic Leide	President, The Office Gurus
Jake Himelstein	President, BAMKO, LLC

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, long-term equity incentives, and indirect compensation in the form of benefits. With respect to the named executive officers, the following describes in greater detail the objectives and policies behind the various elements of the compensation mix, as well as the actual compensation for the relevant periods.

Base Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, value, and geographic location. Generally, the Company has chosen to position cash compensation at levels which will allow the Company to remain competitive in attracting and retaining executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The Compensation Committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, and the current compensation package in place for the executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-term incentive program. The Company may deviate from this process when an executive’s compensation is set pursuant to the terms of an agreement entered into in conjunction with the acquisition of the assets or equity of another entity. The Compensation Committee generally evaluates executive salaries annually.

Commencing effective April 1, 2020, each of the named executive officers elected to receive a twenty percent (20%) reduction in base salary. The election was made as a proactive cost control measure due to the then unknown effects that the COVID-19 pandemic would have on the financial and operational results of the Company. U.S.-based employees of the Company whose base salary as of April 1, 2020 was at least $52,000 received a ten percent (10%) salary reduction as of that date, with some electing to receive up to a twenty percent (20%) reduction. Commencing effective April 1, 2020, each of the Company’s Directors chose to receive a fifty percent (50%) reduction in Board and committee meeting fees and annual retainer. In the first half of 2021, the Company terminated these reductions, restoring such compensation to the pre-reduction levels, and made regular course compensation adjustments. The Company did not retroactively compensate employees or directors for the relinquished compensation.

For 2022, base salary for the named executive officers has been set as follows: Mr. Benstock, $615,482; Mr. Demott, $487,216; Mr. Leide, $265,000; Mr. Himelstein, $250,000; and Mr. Koosed, $375,000.

Annual Incentive Bonus

The Company maintains a strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward named executive officers (and other employees) who contribute meaningfully to the Company’s profitability and shareholder value.

For the fiscal year ended December 31, 2021, only Messrs. Benstock, Demott, and Leide participated in the annual incentive bonus program. For the fiscal year ending December 31, 2022, only Messrs. Benstock and Demott will be participating in the program, while 2022 annual incentive bonuses for Messrs. Leide, Himelstein and Koosed are governed by the terms of their employment agreements.

Components of the Annual Incentive Bonus Program

Under the annual incentive bonus program, the annual incentive bonus generally ties incentive compensation to net earnings per share as reported in the Company’s audited financial statements and adjusted for certain items (“BEPS”) and achievement of individual goals. These adjustments typically include bonus expense, stock compensation expense and related tax benefits, and other non-recurring items approved by the Compensation Committee. BEPS is determined at the business unit level. Each eligible individual’s incentive bonus is based on the BEPS performance at the business unit(s) that the individual supports. Under this program, the Compensation Committee establishes a minimum BEPS target that must be reached before any bonuses are earned. The target BEPS is based upon the annually established financial growth plan and goal.

More specifically, the annual incentive bonus is calculated as follows:

●	base salary (disregarding the reductions described above)
●	multiplied by TIA (as defined below)
●	multiplied by BEPS percentage
●	multiplied by percentage completion of individual goals.

There is no maximum bonus payment under the program.

The Compensation Committee establishes for each participant in the program, including named executive officers, individual target incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the minimum BEPS target is reached and by how much it is exceeded during the fiscal year.

Metrics for the Fiscal Year 2021

For 2021, the TIA as a percentage of base salary were as follows: Mr. M. Benstock, 66% and Mr. Demott, 47%. The BEPS level for 100% payout of the TIA in 2021 was $1.80 for Messrs. Benstock and Demott. At the minimum BEPS level (i.e., the threshold BEPS level below which a bonus is not earned under the annual incentive bonus program), these participants would have earned a bonus equal to 20% of the TIA.

The BEPS for Mr. Leide was based on the net earnings per share adjusted for certain items generated by the Remote Staffing Solutions segment. These adjustments typically include bonus expense, stock compensation expense and related tax benefits, and other non-recurring items approved by the Compensation Committee. In 2021, Mr. Leide’s TIA was 35%, his BEPS level for 100% payout was $0.48, and at the minimum BEPS level he would have earned a bonus equal to 20% of the TIA.

For fiscal year 2021, the Company’s BEPS was $2.43 and the Remote Staffing Solutions segment’s BEPS was $0.77. The incentive compensation earned under the annual incentive bonus program for the 2021 fiscal year was paid in February 2022, and for each applicable named executive officer is disclosed in the “Non-equity incentive plan compensation” column for such year in the Summary Compensation Table below.

Metrics for the Fiscal Year 2022

For 2022, the TIA (as a percentage of base salary) has been set as follows: Mr. Benstock, 66% and Mr. Demott, 47%. The BEPS level for 100% payout of the TIA in 2022 will be equal to $2.03 for Messrs. Benstock and Demott. For 2022, a minimum target BEPS level has been established for these participants that would result in each earning a bonus equal to 20% of each’s respective TIA.

Components of the Annual Incentive Bonus for Messrs. Leide (2022 only), Himelstein and Koosed

Fiscal Year 2021

For 2021, Mr. Himelstein’s annual incentive bonus was based upon the performance of our Promotional Products segment. The annual incentive is determined based upon (1) 2.5% of net profit of the segment, defined as pre-tax income (determined according to accounting principles generally accepted in the United States of America, as adjusted) plus the amortization of intangible assets associated with the acquisition of BAMKO’s assets on March 1, 2016, and excluding bonus amounts payable to Mr. Himelstein and Mr. Koosed, and other adjustments, and (2) an aggregate percentage of gross profit of the Promotional Products segment ranging from $0 to $30,000,000, stepped in tiers, and according to a defined payout scale ranging from 0.45% to 0.75% of gross profit.

For 2021, Mr. Koosed’s annual incentive bonus was based upon the performance of our Promotional Products segment. The annual incentive is determined based upon (1) 2.75% of net profit of the segment, defined as pre-tax income (determined according to accounting principles generally accepted in the United States of America, as adjusted) plus the amortization of intangible assets associated with the acquisition of BAMKO’s assets on March 1, 2016, and excluding bonus amounts payable to Mr. Koosed, and other adjustments, and (2) an aggregate percentage of gross profit of the Promotional Products segment ranging from $0 to $30,000,000, stepped in tiers, and according to a defined payout scale ranging from 0.55% to 0.85% of gross profit.

Fiscal Year 2022

Mr. Leide’s employment agreement provides that, beginning January 1, 2022, Mr. Leide is eligible for an annual incentive bonus equal to 4% of (a) The Office Guru’s EBITDA for the applicable calendar year plus (b) the accrued annual incentive bonus for Mr. Leide minus (c) any interest expense on debt related to new acquisitions.

Mr. Himelstein’s employment agreement provides that, beginning January 1, 2022, Mr. Himelstein is eligible for an annual incentive bonus equal to 4.5% of (a) BAMKO’s EBITDA for the applicable calendar year plus (b) any expense from contingent liabilities minus (c) any income recognized from adjustments to contingent liabilities from acquisitions made by BAMKO minus (d) any interest expense on debt related to new acquisitions plus (e) the accrued annual incentive bonus for Mr. Himelstein. The percentage is subject to reduction to 4% if and when additional divisions are included in the definition of BAMKO for purposes of the preceding calculation.

Mr. Koosed’s employment agreement provides that, beginning January 1, 2022, Mr. Koosed is eligible for an annual incentive bonus based on the sum of the Company’s EBITDA for the applicable calendar year plus accrued annual incentive bonuses for all group-level employees (such sum, “PTHI”), but subject to a minimum threshold below which no bonus is earned. The bonus is determined according to a tiered payout scale, ranging from a percentage of 1% of PTHI for the lowest tier to 3.7% of PTHI for the highest tier.

The Company also, from time-to-time, awards discretionary annual bonuses to executives (and other employees). These bonuses are designed to further the Company’s compensation philosophy and objectives, including retaining and rewarding valuable employees. For the fiscal year 2021, the Company did not pay discretionary bonuses to any named executive officer.

Long-Term Incentive Awards

Long-term incentive awards are an important component of the Company’s total compensation package. The Compensation Committee believes that equity-based compensation ensures that the Company’s named executive officers have a continuing stake in the long-term success of the Company. Accordingly, the Company’s named executive officers (and other employees) may participate in the 2013 incentive stock and awards plan (the “2013 Stock and Awards Plan” or the “2013 Plan”), which provides for grants of equity incentive awards, including stock options, performance shares, performance units, stock awards, stock appreciation rights, and other stock-based awards. Awards may be granted under the 2013 Plan from time to time until May 2, 2023, unless the 2013 Plan is terminated prior to that date. The Compensation Committee approves all awards under the 2013 Plan and acts as the administrator of the 2013 Plan. After termination of the 2013 Plan or depletion of the shares subject to such plan, whichever occurs first, the Company’s named executive officers (and other employees) may participate in the 2022 equity incentive and awards plan (the “2022 Equity Incentive and Awards Plan” or the “2022 Plan”), provided that the Plan is approved by the Company’s shareholders at the Annual Meeting. The 2022 Plan also provides for grants of equity incentive awards, including stock options, performance shares, performance units, stock awards, stock appreciation rights, and other stock-based awards. The Compensation Committee will approve all awards under the 2022 Plan and act as the administrator of the 2022 Plan. In this proxy statement, we refer to the 2013 Plan and the 2022 Plan collectively as the “Incentive Plans.”

Award levels under the Incentive Plans for the chief executive officer and chief financial officer are determined based on general market data, the compensation practices of the compensation peer group, retention of these executives, fairness, fostering improved Company performance, and other considerations; award levels under the Incentive Plans for the other executives are determined based on retention of these executives, fairness, fostering improved Company performance, and other considerations. In general, stock options and stock appreciation rights (“SARs”) granted under the Incentive Plans vest immediately or over a two-year period, have a 5-year term, and have an exercise price equal to the fair market value of the Company’s common stock at closing on the date of grant. For restricted stock, the shares generally are held by the Company’s transfer agent until restrictions lapse. Participants generally are entitled to any dividends payable on their restricted stock and to vote their shares. Restricted stock cannot be sold or transferred until the shares vest. Should an executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited, with certain exceptions.

Historically, the determination of whether equity compensation awards will be granted is made promptly following the conclusion of the prior fiscal year because the awards are made (or not) based upon the Compensation Committee’s assessment of the Company’s overall performance for such period, as well as the committee’s assessment of the individual’s overall performance over the same time. This determination is generally made considering the totality of the circumstances and not necessarily on the basis of one or more specified performance metrics.

The Company also may award performance shares to certain executive officers. These grants are based on the employee’s satisfactory achievement of certain performance-based metrics.

On February 4, 2022, Mr. M. Benstock was awarded 17,514 restricted shares of the Company’s common stock. These shares vest on February 4, 2025, provided the executive is still employed by the Company on that date. On February 4, 2022, stock option awards exercisable for the following number of shares were granted: Mr. M. Benstock: 4,967 shares; Mr. Leide: 4,967 shares; Mr. Koosed: 4,967 shares; and Mr. Himelstein: 4,967 shares. In addition, on February 4, 2022, Mr. M. Benstock, Mr. Leide, Mr. Koosed, and Mr. Himelstein were awarded SARs of 25,033, 1,033, 10,033, and 1,033, respectively. Stock option awards and SARs vest on February 4, 2024 provided the executive is still employed by the Company on that date. These grants are not reflected in the Summary Compensation Table below as they occurred in 2022.

Broad-Based Benefits Programs

The named executive officers are entitled to participate in certain benefits programs that are available to all full-time employees. These benefits include health, dental, vision, disability and life insurance, paid vacation, and a Company-sponsored 401(k) plan. Certain executive officers also are eligible to participate in other benefits programs that are available to all full-time employees or that were available to certain full-time employees at the time the executive officer accrued the benefit, including a pension plan and a nonqualified deferred compensation plan. The Company may contribute and/or match participant contributions to the 401(k) plan or the deferred compensation plan. The Company’s 401(k) and/or nonqualified deferred compensation plans contain a discretionary company contribution element; certain named executive officers received a company contribution in 2021 and the amounts are included in the Summary Compensation Table. The Company provides for matching contributions by the Company for each plan participant in the 401(k) plan in an amount equal to 25% of the first 4% of the employee’s deferred compensation.

Other Benefits Programs

Certain executive officers also are entitled to participate in benefits programs that are not available to all full-time employees. These benefits include a nonqualified and unfunded supplemental employee retirement plan and a supplemental medical plan.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer

The Compensation Committee meets first on its own and then with the other independent directors each year in executive session to evaluate the performance of the Company’s chief executive officer. A written summary of results and recommendations related to bonus compensation prepared by Company management is provided to the Compensation Committee in advance of the committee’s consideration of the chief executive officer’s compensation. The Compensation Committee does not confer with the chief executive officer or any other members of management when setting the chief executive officer’s base salary. The Compensation Committee also considers general market data, the pay practices of the compensation peer group, information provided by the independent compensation consultant (upon request by the committee), and the Company’s philosophy and objectives when setting the chief executive officer’s compensation, including, but not limited to, fairness, retention, and driving shareholder value. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer.

Compensation of Other Executive Officers

The chief executive officer meets with the Compensation Committee to review his compensation recommendations for the other executive officers. The chief executive officer describes the findings of his performance evaluations of all such persons and provides the basis of his recommendations to the Compensation Committee, including the scope of each person’s duties, oversight responsibilities, and individual objectives and goals against results achieved. In its analysis of the other executive officers, the Compensation Committee applies the same or similar considerations to this group as it applies when considering the chief executive officer’s base salary. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the chief executive officer and other executive officers, the Compensation Committee meets periodically each year in conjunction with one or more regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items as necessary.

Summary Compensation Table

The following table sets forth all compensation earned during fiscal years 2021, 2020, and 2019 by the named executive officers.

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
principal position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Michael Benstock	2021	569,100	-	335,754	-	1,746,601	3,128,555	94,528	5,874,538
Chief Executive Officer	2020	483,735	-	335,748	239,314	4,923,536	323,743	99,161	6,405,237
	2019	541,704	-	415,001	59,481	-	797,380	39,081	1,852,647

Andrew D. Demott, Jr.	2021	450,500	-	114,871	252,198	981,208	1,786,669	31,060	3,616,506
Chief Operating Officer and	2020	379,592	-	109,239	121,956	2,765,950	518,526	32,487	3,927,750
Chief Financial Officer	2019	410,410	-	124,994	51,550	-	540,498	35,712	1,163,164

Dominic Leide	2021	251,311	-	954,262	56,492	428,026	-	25,769	1,715,860
President, The Office Gurus	2020	224,694	-	-	43,932	281,083	21,630	10,563	581,902
	2019	240,999	-	-	33,706	179,118	23,309	2,793	479,925

Philip Koosed	2021	143,077	-	2,365,274	56,492	936,921	-	52,651	3,554,415
Chief Strategy Officer	2020	128,077	-	-	19,245	1,103,701	-	15,376	1,266,399
	2019	150,000	-	-	33,706	363,298	-	2,800	549,804

Jake Himelstein (6)	2021	143,077	-	1,419,146	45,396	859,811	-	45,208	2,512,638
President, BAMKO, LLC

(1) On February 5, 2021, Mr. M. Benstock and Mr. Demott were awarded 13,039 and 4,461 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on February 5, 2024 provided the executives are still employed by the Company on that date. On February 7, 2020, Mr. M. Benstock and Mr. Demott were awarded 30,606 and 9,958 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on February 7, 2023 provided the executives are still employed by the Company on that date. On January 31, 2019, Mr. M. Benstock and Mr. Demott were awarded 23,354 and 7,034 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on January 31, 2022 provided the executives are still employed by the Company on that date. On May 14, 2021, Mr. Leide was awarded 19,135 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on May 14, 2026 provided the executive is still employed by the Company on that date. In addition, on May 14, 2021 (as amended effective July 1, 2021), Mr. Leide was awarded 19,135 performance shares that vest on May 14, 2026 provided the executive is still employed by the Company on that date and the defined performance condition is met. On July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and 60% of the shares vest on July 1, 2024, 20% of the shares vest on July 1, 2025 and 20% of the shares vest on July 1, 2026 provided the executives are still employed by the Company on those dates. In addition, on July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 performance shares, respectively, that vest on December 31, 2026 provided the executives are still employed by the Company on that date and the defined performance conditions are met. The amounts reported represent the grant date fair value of the award measured in accordance with FASB ASC Topic 718. Refer to Note 12 – Share Based Compensation in the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for the relevant assumptions used to determine the valuation. The shares of restricted stock and performance shares are subject to accelerated vesting under the terms of the 2013 Plan and/or the terms of the grant, including upon a change of control.

(2) The dollar amounts represent the fair value of the awards granted during each of the years presented in accordance with FASB ASC Topic 718. Refer to Note 12 – Share-Based Compensation in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 for the relevant assumptions used to determine the valuation of our share-based awards.

(3) The amounts in this column include incentive bonuses earned during the respective calendar year. These amounts are paid during February or March of the following year. See "Compensation Discussion and Analysis" and the Grants of Plan-Based Awards table for more information regarding the annual incentive bonus.

(4) The amounts reported reflect the aggregate change in the actuarial present value of each named executive officer's accumulated benefit under the defined benefit pension plans in which they participate. The change in pension value reflects changes in age, service and earnings. The Company did not pay above-market or preferential rates on any non-qualified deferred compensation. In 2021, the Company completed the termination of its two noncontributory qualified defined benefit pension plans.

(5) The Company provides the named executive officers with certain group, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC guidance, because they do not discriminate in scope, terms or operation in favor of executive officers. The amounts shown in this column include the following for Mr. M. Benstock and Mr. Demott: matching contributions on 401(k) deferrals, insurance premiums for life insurance, insurance premiums for a supplemental medical plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents, personal automobile use and cash payments of dividends on unvested awards of the Company’s common stock awarded under the 2013 Stock and Awards Plan. In 2021 and 2020, the amounts for Mr. Benstock include personal use of a private airplane. In 2021, 2020 and 2019, the amounts also include country club dues for Mr. Demott. For Mr. Leide, Mr. Koosed, and Mr. Himelstein, the amounts represent matching contributions on 401(k) deferrals and/or discretionary 401(k) contributions and cash payments of dividends on unvested awards of the Company’s common stock awarded under the 2013 Stock and Awards Plan.

(6) Compensation data for Mr. Himelstein is not presented for periods prior to when he became a named executive officer, which was in 2021.

Employment and Compensation Arrangements

The Company has not entered into employment agreements with any of the named executive officers, other than Mr. Leide, Mr. Himelstein and Mr. Koosed.

Mr. Leide’s employment agreement with The Office Gurus, LLC (“TOG”) became effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Leide continues to be employed as President of TOG. His salary is initially approximately $265,000. His annual incentive bonus is determined as described under “—The Elements of Compensation—Annual Incentive Bonus__Components of the Annual Incentive Bonus for Messrs. Leide, Himelstein and Koosed” above, which description is incorporated by reference herein. In addition, Mr. Leide is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Leide.

Mr. Himelstein’s employment agreement with BAMKO, LLC (“BAMKO”) became effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Himelstein is employed as President of BAMKO. His salary beginning January 1, 2022 is initially approximately $250,000. Until then, Mr. Himelstein earned his prior salary. His annual incentive bonus is determined as described under “—The Elements of Compensation—Annual Incentive Bonus__Components of the Annual Incentive Bonus for Messrs. Leide, Himelstein and Koosed” above, which description is incorporated by reference herein. In addition, Mr. Himelstein is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Himelstein.

Mr. Koosed’s employment agreement with the Company, which replaced his prior employment agreement with BAMKO, LLC dated March 8, 2016, became effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Koosed will be employed as Chief Strategy Officer of the Company. His salary beginning January 1, 2022 is initially approximately $375,000. Until then, Mr. Koosed earned his prior salary. His annual incentive bonus is determined as described under “—The Elements of Compensation—Annual Incentive Bonus__Components of the Annual Incentive Bonus for Messrs. Leide, Himelstein and Koosed” above, which description is incorporated by reference herein. In addition, Mr. Koosed is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Koosed.

The descriptions of the provisions in the agreements relating to termination for cause, termination for good reason and termination upon a change in control are incorporated herein by reference to the section “Potential Payments Upon Termination or Change in Control” below.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards for the named executive officers during fiscal year 2021.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of	All other option awards: Number of shares	Exercise or base price of	Grant date fair value of stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	stock or units	underlying options	option awards	and option awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (2)	(#)	($/Sh)	($) (3)
Michael Benstock		75,121	375,606	-	-	-	-
	2/5/2021							13,039	-	-	335,754

Andrew D. Demott, Jr.		42,347	211,735	-	-	-	-
	2/5/2021							4,461	25,000	25.75	367,068

Dominic Leide		17,592	87,959	-	-	-	-
	2/5/2021							-	5,600	25.75	56,492
	5/14/2021							38,270	-	-	954,262

Philip Koosed		-	-	-	-	-	-
	2/5/2021							-	5,600	25.75	56,492
	7/1/2021							102,838	-	-	2,365,274

Jake Himelstein		-	-	-	-	-	-
	2/5/2021							-	4,500	25.75	45,396
	7/1/2021							61,702	-	-	1,419,146

(1) The amounts represent the potential threshold and target payouts under our fiscal 2021 annual incentive bonus program. There is no maximum payout. Actual payments are reflected in the Summary Compensation Table. For an explanation of how the payouts are calculated, see "Compensation Discussion and Analysis" and "Annual Incentive Bonus".

(2) On February 5, 2021, Mr. M. Benstock and Mr. Demott were awarded 13,039 and 4,461 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on February 5, 2024 provided the executives are still employed by the Company on that date. On May 14, 2021, Mr. Leide was awarded 19,135 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on May 14, 2026 provided the executive is still employed by the Company on that date. In addition, on May 14, 2021 (as amended effective July 1, 2021), Mr. Leide was awarded 19,135 performance shares that vest on May 14, 2026 provided the executive is still employed by the Company on that date and the defined performance condition is met. On July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and 60% of the shares vest on July 1, 2024, 20% of the shares vest on July 1, 2025 and 20% of the shares vest on July 1, 2026 provided the executives are still employed by the Company on those dates. In addition, on July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 performance shares, respectively, that vest on December 31, 2026 provided the executives are still employed by the Company on that date and the defined performance conditions are met. The shares of restricted stock and performance shares are subject to accelerated vesting under the terms of the 2013 Plan and/or the terms of the grant, including upon a change of control.

(3) The amounts reported represent the grant date fair value of the awards measured in accordance with FASB ASC Topic 718. Refer to Note 12 – Share Based Compensation in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for the relevant assumptions used to determine the valuation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers at December 31, 2021. All share and per share information in this table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Name	(#) (1)	(#)	(#)	($)	(2)	(#) (3)	($)	(#) (3)	($)
Michael Benstock						66,999	1,469,958	-	-
	16,500	-		16.97	2/3/2022
	13,200	-		23.59	2/1/2023
	-	15,000		17.77	1/31/2024
	-	111,917		10.97	2/7/2025

Andrew D. Demott, Jr.						21,453	470,679	-	-
	11,600	-		23.59	2/1/2023
	-	13,000		17.77	1/31/2024
	-	36,417		10.97	2/7/2025
	-	25,000		25.75	2/5/2026

Dominic Leide						19,135	419,822	19,135	419,822
	3,308	-		16.97	2/3/2022
	7,200	-		23.59	2/1/2023
	-	8,500		17.77	1/31/2024
	-	9,000		10.97	2/7/2025
	-	10,186		8.48	5/12/2025
	-	5,600		25.75	2/5/2026

Philip Koosed						51,419	1,128,133	51,419	1,128,133
	-	8,500		17.77	1/31/2024
	-	9,000		10.97	2/7/2025
	-	5,600		25.75	2/5/2026

Jake Himelstein						30,851	676,871	30,851	676,871
	4,239	-		23.59	2/1/2023
	-	5,627		17.77	1/31/2024
	-	7,000		10.97	2/7/2025
	-	4,500		25.75	2/5/2026

(1) Options and stock-settled stock appreciation rights granted prior to August 3, 2018 are exercisable immediately upon grant. Options and stock-settled stock appreciation rights granted thereafter generally vest two years after the grant date.

(2) The expiration date of each grant occurs five years after the date of the grant.

(3) On February 5, 2021, Mr. M. Benstock and Mr. Demott were awarded 13,039 and 4,461 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on February 5, 2024 provided the executives are still employed by the Company on that date. On February 7, 2020, Mr. M. Benstock and Mr. Demott were awarded 30,606 and 9,958 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on February 7, 2023 provided the executives are still employed by the Company on that date. On January 31, 2019, Mr. M. Benstock and Mr. Demott were awarded 23,354 and 7,034 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on January 31, 2022 provided the executives are still employed by the Company on that date. On May 14, 2021, Mr. Leide was awarded 19,135 restricted shares of the Company’s common stock. These shares were unvested as of December 31, 2021 and vest on May 14, 2026 provided the executive is still employed by the Company on that date. In addition, on May 14, 2021 (as amended effective July 1, 2021), Mr. Leide was awarded 19,135 performance shares that vest on May 14, 2026 provided the executive is still employed by the Company on that date and the defined performance condition is met. On July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2021 and 60% of the shares vest on July 1, 2024, 20% of the shares vest on July 1, 2025 and 20% of the shares vest on July 1, 2026 provided the executives are still employed by the Company on those dates. In addition, on July 1, 2021, Mr. Koosed and Mr. Himelstein were awarded 51,419 and 30,851 performance shares, respectively, that vest on December 31, 2026 provided the executives are still employed by the Company on that date and the defined performance conditions are met. The shares of restricted stock and performance shares are subject to accelerated vesting under the terms of the 2013 Plan and/or the terms of the grant, including upon a change of control.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options and SARs and vesting of stock for the named executive officers during fiscal year 2021. All share and per share information in this table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

Option Exercises and Stock Vested

	Option awards		Stock awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Name	(#)	($) (1)	(#)	($) (2)

Michael Benstock	-	-	16,959	413,121

Andrew D. Demott, Jr.	32,690	440,594	7,949	193,638

Dominic Leide	12,008	66,782	33,334	858,351

Philip Koosed	-	-	-	-

Jake Himelstein	3,134	14,588	-	-

(1) The value realized is computed as the difference between the market value on the date of exercise and the exercise price times the number of options exercised.

(2) The value realized for vested awards was determined by multiplying the fair market value of our common stock (the market closing price of our common stock on the vesting date) by the number of shares or units that vested.

Pension Benefits

The Company had previously sponsored two noncontributory qualified defined benefit pension plans, providing for normal retirement at age 65, covering all eligible employees (as defined in such plans). Effective June 30, 2013, the Company no longer accrued additional benefits for future service or for future increases in compensation levels for the Company’s primary defined benefit pension plan. Effective on December 31, 2014, the Company no longer accrued additional benefits for future service for the Company’s hourly defined benefit plan. During the year ended December 31, 2021, the Company completed the termination of its two noncontributory qualified defined benefit pension plans, which were fully funded. The Company settled its obligations under the plans by providing lump-sum payments of $14.3 million to eligible participants who elected to receive them and entering into an annuity purchase contract for the remaining liability of $3.1 million. Consequently, the Company recognized a settlement charge of $7.8 million during the year ended December 31, 2021, which represents the acceleration of deferred charges previously included within accumulated other comprehensive loss, the impact of remeasuring the plan assets and obligations at termination and additional benefits from asset surpluses paid and expected to be paid to plan participants. The pension plan terminations did not require a cash outlay by the Company. As of December 31, 2021, an asset surplus of $0.4 million remained undistributed in the pension plans that were terminated.

The Company also commenced, effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the "Supplemental Plan") which is available to certain eligible employees of the Company, including certain executive officers. Retirement benefits available under the Supplemental Plan are based on the same provisions as under the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service, which was $290,000 in 2021. The Supplemental Plan is not frozen.

The Supplemental Plan provides benefits based on years of service and earnings above and below the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. No more than 25 years of service may be used in determining the benefit. An employee's compensation includes overtime pay, commissions, and any bonus received, and therefore includes executive officers’ compensation as described in the Salary and Bonus columns of the Summary Compensation Table shown above. There is no offset in retirement benefits for Social Security benefits or other retirement plans or statutory benefits.

The following table sets forth information regarding pension benefits for the named executive officers.

PENSION BENEFITS

		Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
Name	Plan name	(#) (1)	($) (2)	($)

Michael Benstock	Supplemental	25.0	8,300,982	-

	Basic	25.0	-	926,059

Andrew D. Demott, Jr.	Supplemental	23.5	4,150,343	-

	Basic	15.0	-	399,962

Dominic Leide	Basic	7.2	-	80,028

Philip Koosed	-	-	-	-

Jake Himelstein	-	-	-	-

(1) Mr. M. Benstock has served 42.9 years with the Company. However, the maximum number of years of service that can be credited under the supplemental plan is 25. Effective June 30, 2013, the Company no longer accrues additional benefits for future service or for future increases in compensation levels for the basic plan.

(2) Refer to Note 8 - Benefit Plans in the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2021 for the relevant assumptions used to determine the valuation.

Nonqualified Deferred Compensation

As of December 31, 2021, the Company had one nonqualified deferred compensation plan for which named executive officers and other Company employees are eligible. This plan permits eligible employees to contribute up to 95% of salary, incentive bonus, and/or commissions, if earned. The Company may make discretionary contributions to eligible plan participants’ accounts; no named executive officer was eligible for a Company contribution in 2021. At the time of the deferral elections, the participant must select a distribution date and a form of payment. The distribution date may be a specific date, upon retirement, or upon separation of service. The form of payment may be lump sum, or 5, 10 or 15 annual installments. Each participant is an unsecured creditor for any benefit under the plan, as no fund has been created for plan benefits that are protected from creditor claims. Participants may choose among several investment measurement funds in which to participate, and participants may change their investment mix at any time. Participants earn a rate of return which tracks the investment return achieved under the participant-selected investment measurement funds. The funds and annual rates of return as of December 31, 2021 are listed below:

Fund Name	Returns (%) 1 Year
American Century VP Value I	24.51
American Funds IS - New World Fnd - Class 2	4.92
American Funds IS Capital Wld Gr & Inc 2	14.78
BlackRock High Yield VI Fund - Class I	5.34
BNY Mellon Small Cap Stock Index Portfolio	26.14
DFA VA US Targeted Value	39.68
DFA VIT Inflation-Protected Secs Instl	5.58
Fidelity VIP Index 500 Init	28.58
Fidelity VIP Investment Grade Bond Initial	(0.61)
Goldman Sachs VIT Government MMkt Instl	0.01
Invesco VI Sm Cap Equity I	20.40
JP Morgan Insurance Trust Mid Cap Value	29.88
PIMCO Dynamic Bond Instl	1.44
PIMCO VIT Total Return Admin & Instl	(1.27)
T.Rowe Price All-Cap Opportunities Port	20.80
Vanguard VIF Balanced	19.02
Vanguard VIF Equity Income	25.33
Vanguard VIF International	(1.54)
Vanguard VIF Mid-Cap Index	24.36
Vanguard VIF Small Co Gr	14.22
Virtus Duff & Phelps Real Estt Secs I	46.87

The following table shows contributions to the named executive officers’ deferred compensation accounts for fiscal year 2021 and the aggregate amount of deferred compensation as of December 31, 2021:

NONQUALIFIED DEFERRED COMPENSATION

	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($)

Michael Benstock	776,978	-	384,178	(119,870)	2,275,160

Andrew D. Demott, Jr.	294,595	-	94,503	-	629,215

Dominic Leide	21,034	-	77,679	-	441,546

Philip Koosed	-	-	-	-	-

Jake Himelstein	-	-	-	-	-

(1) The amounts in the column are included in the “Salary” column in the Summary Compensation Table.

(2) The amounts in the column are included in the “All other compensation” column in the Summary Compensation Table.

(3) The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Severance Protection Agreements with Mr. Benstock and Mr. Demott

The Company has a severance protection agreement with each of Mr. M. Benstock and Mr. Demott. The agreements are substantively identical to one another. Each of these agreements requires the Company to make severance payments and provide severance benefits to the executive if the executive’s employment is terminated within twenty-four (24) months following a “Change in Control”.

“Change in Control” under the Company’s severance protection agreements generally mean any of the following:

●

an acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

●

the individuals who as of the date of the severance protection agreement are members of the Board of Directors cease to constitute at least two-thirds of the members of the board, provided that (i) if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall be considered as a member of the incumbent board, and (ii) no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board or as a result of any agreement intended to avoid or settle any election or proxy contest; or

●	approval by shareholders of the Company of:
o	a merger, consolidation or reorganization involving the Company, unless such transaction is a “Non-Control Transaction,” which means a merger, consolidation or reorganization of the Company where:
■

the shareholders of the Company, immediately before such merger, consolidation or reorganization, own immediately following such transaction at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction;

■

the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such transaction constitute at least two-thirds of the members of the Board of Directors of the surviving corporation; and

■

no person other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of 20% or more of the then outstanding voting securities has beneficial ownership of 20% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

o	a complete liquidation or dissolution of the Company; or
o	an agreement for the sale lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).

For these purposes, a termination of employment is generally:

●

for “Cause” if the executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Company’s board that the executive (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the executive; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; and

●

for “Disability” if the executive experiences a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties with the Company for a period of one-hundred-eighty (180) consecutive days.

For these purposes, “Good Reason” generally means the occurrence of any one or more of the following events or conditions, without the executive’s consent, after a Change in Control:

●	the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities;
●

a reduction by the Company of the executive’s base salary or an adverse change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement which materially adversely affects the executive;

●	any failure to pay the executive any compensation, payment or benefits to which the executive is entitled within five days of the date due;
●	the Company’s requiring the executive to be based anywhere other than within 25 miles of the executive’s job location, except for reasonably required travel;
●

the failure by the Company to continue in effect any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement, in which the executive participates, or the taking of any action by the Company that would adversely affect the executive’s participation or materially reduce the executive’s benefits under any of such plans, without a substantially equivalent replacement;

●	the failure of the Company to secure a successor’s written agreement to perform the agreement; or
●	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company that does not adequately provide the funds needed to perform the agreement.

As required by Section 409A of the Internal Revenue Code, the named executive officers’ agreements may be modified to be in compliance with payment timing and other relevant requirements.

Under these severance protection agreements, if, during the twenty-four (24) months following a “Change in Control,” the executive terminates employment for “Good Reason” or for any reason during the 45-day period commencing 180 days after the occurrence of the Change in Control or if the Company terminates his employment other than for Cause, death or disability, then the executive will be entitled to receive the following payments, benefits and rights:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company;

(ii)	payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination;
(iii)	payment of an amount equal to two years of base salary and two years of annual bonus
(iv)	for a period of two years, continuation on behalf of the executive, his dependents and beneficiaries of life insurance, short-term disability, medical, dental and hospitalization benefits;
(v)	payment of the excess retirement benefit the executive would have received had he remained employed for two additional years; and
(vi)	all of the executive’s outstanding incentive awards shall become fully vested and, if applicable, fully exercisable.

Alternatively, if during the twenty-four (24) months following a “Change in Control”, the executive’s employment is terminated by the Company for Cause, death or disability, or by the executive for other than Good Reason or other than during the 45 day period commencing 180 days after the occurrence of a Change in Control, then the executive will be entitled to receive:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company; or

(ii)

if such termination is by the Company due to the executive’s death or disability, payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination.

The severance protection agreements also provide that if any payment or benefit to which an executive is entitled pursuant to the agreement gives rise to excise tax liability for, under Section 4999 of the IRC, a tax gross-up will be provided to executive by the Company so that the executive will receive the same after-tax payment as would have been the case if such payment or benefit were not subject to such excise tax.

Employment Agreements with Mr. Leide, Mr. Himelstein and Mr. Koosed

Each of Mr. Leide, Mr. Himelstein and Mr. Koosed entered into employment agreements with the Company effective July 1, 2021, which expire December 31, 2026 unless sooner terminated in accordance with their respective terms.

All employment agreements contain substantially similar provisions on severance. If the employee is terminated without cause within 12 months after the completion of a Change in Control, or if the employee is terminated without cause or resigns with Good Reason, during the term of the agreement, the employee is entitled to an amount equal to (a) 2 times his highest annual compensation, as determined by the sum of the employee’s single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to the employee that were calculated based on the results of the 3 full fiscal years ended immediately before his termination of employment (regardless of when paid), or, if greater, the 3 full fiscal years ended immediately prior to a Change in Control (or, if applicable, such lesser period for which cash annual bonuses were paid or payable to him), (b) accrued but unpaid base salary and bonus, (c) incurred but not reimbursed expenses, and (d) nonforfeitable benefits already earned and payable. The employee’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations.

All employment agreements define “Good Reason” as:

●	a material, adverse reduction in the employee’s authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law);

●	the employee being required by the employer to reside in a location not of his choosing; or

●

employer’s uncured breach of a material provision of the employment agreement. Cause has a customary definition in all employment agreements, including for gross negligence, willful misconduct, continued failure to substantially perform his employment duties, material breach of the employment agreement, and certain crimes or other acts or omissions.

Subject to certain exceptions specified in the agreements, a “Change in Control” means that any of the following occurs:

●	the Company sells all or substantially all of its assets to an entity that is not an affiliate (in a transaction requiring shareholder approval);

●

any person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company’s affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s equity securities or outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise); or

●	any transaction that qualified as a liquidation, dissolution, or winding up of the Company.

The Compensation Committee has determined that the foregoing severance and change in control benefits are an important part of a competitive overall compensation arrangement for these named executive officers, are consistent with the objective of attracting, motivating and retaining highly talented executives and are important as a recruitment and retention device. The Compensation Committee also has concluded that change in control benefits help to secure the continued employment and dedication of these named executive officers, mitigate concern that they might have regarding their continued employment prior to or following a change in control and encourage independence and objectivity when considering possible transactions that may be in the best interests of the Company’s shareholders but may possibly result in the termination of their employment.

The Compensation Committee has determined that the payment or provision of the foregoing severance and change in control benefits is consistent with competitive practices for positions at the level of these named executive officers. The potential amount of such benefits that an executive may receive in the event of a change in control did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change in control may never occur during the named executive officer’s term of employment.

The following table sets forth the amount each named executive officer would be due under a change in control if the executive’s employment had been terminated as of December 31, 2021 other than by the Company for cause or disability or death. The amounts payable for cause include only accrued compensation (column accompanying footnote (1) below). The amounts for death or disability include only accrued compensation (column accompanying footnote (1) below) and pro-rata bonus (column accompanying footnote (2) below).

Potential Payments Upon Change in Control

	Accrued Compensation	Pro-Rata Bonus	Cash Severance	Health and Welfare Benefits	Cash Retirement Benefits	Equity Awards
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)

Michael Benstock	1,746,601	-	5,584,958	51,541	1,875,436	2,697,688

Andrew D. Demott, Jr.	981,208	-	3,399,105	40,867	1,775,655	870,173

Dominic Leide (7)	428,026	-	1,605,231	-	-	933,370

Philip Koosed (7)	936,921	-	2,825,074	-	-	2,349,992

Jake Himelstein (7)	859,811	-	2,629,207	-	-	1,426,640

(1) Amount includes all amounts earned or accrued though the termination date, including bonuses and incentive compensation (other than pro-rata bonus). There is no accrued salary or accrued vacation as of December 31, 2021 or any other amounts under any compensation plan.

(2) There is no pro-rata bonus as of December 31, 2021 as bonuses are earned on a calendar year basis. Bonuses earned for fiscal year 2021 are included in accrued compensation.

(3) For Mr. M. Benstock and Mr. Demott, the amount is equal to two times the sum of base salary plus bonus amount. For each of Mr. Leide, Mr. Koosed and Mr. Himelstein, the amount is equal to two times the highest total annual compensation as determined by the sum of his single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to him that were calculated based on the results of the three full fiscal years ended immediately before his termination (regardless of when paid) or, if greater, the three full fiscal years ended immediately prior to a “Change in Control” as defined in the agreements (or, if applicable, such lesser period for which cash annual bonuses were paid or payable to him).

(4)  For a period of two years, continuation on behalf of the executive, his dependents and beneficiaries the life insurance, short-term disability, medical, dental and hospitalization benefits. The amounts represent the Company’s portion of the benefit cost.

(5) The amount represents a cash payment of the excess retirement benefit the executive would have received had he remained employed for two additional years.

(6) Amounts represent the value of accelerated vesting of outstanding stock awards. The stock price as of December 31, 2021 was greater than the exercise price of options or stock appreciation rights granted during the fiscal year 2020 and lower than the exercise price of options or stock appreciation rights granted during the fiscal year 2021.

(7) The employment agreements for Mr. Leide, Mr. Koosed and Mr. Himelstein do not contain change in control provisions that relate to equity awards. However, under the terms of the 2013 Plan, restricted stock awards granted to Mr. Leide, Mr. Koosed and Mr. Himelstein will vest in full upon a change in control and performance share awards granted prior to 2021 will vest on a pro-rata basis. Under the award agreements for Messrs. Leide, Koosed and Himelstein, performance share awards granted in 2021 will vest in full.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). The Company’s PEO is Michael Benstock, our chief executive officer.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2021 and examined total cash compensation actually paid to each such employee during 2021. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant annual equity awards to employees. Cash compensation was annualized for full- and part-time employees as of December 31, 2021 who were not employed for the full year. Conversion of foreign currency to U.S. dollars was performed by using the average of the monthly average exchange rates for the year as stated in generally-available published websites. The median employee was then selected from the list. The median employee’s annual total compensation will be an average of two people’s annual total compensation if we have an even number of employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this proxy statement. The ratio of the annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Annual total compensation of our median employee	$9,391
Annual total compensation of Michael Benstock, our PEO	$5,874,538
Ratio of Michael Benstock’s annual total compensation to the median employee’s annual total compensation	626 to 1

As of December 31, 2021, the Company and its subsidiaries employed approximately 6,159 persons, of which approximately 5,181 were based outside of the United States of America and approximately 978 were based inside the United States of America. Using the same method of determining the median employee disclosed above, but limiting the employee pool to only U.S.-based employees, the ratio of the annual total compensation of the Company’s PEO to the median annual total compensation of all U.S.-based employees (excluding the PEO) is as follows:

Annual total compensation of our median U.S.-based employee	$40,223
Annual total compensation of Michael Benstock, our PEO	$5,874,538
Ratio of Michael Benstock’s annual total compensation to the median U.S.-based employee’s annual total compensation	146 to 1

Director Compensation

The Compensation Committee reviews on an annual basis the compensation of directors for service on the Board and recommends changes to such compensation to the Board, which makes the ultimate decision on director compensation. In recommending Director compensation, the Compensation Committee may take into account general market data, including that provided by its compensation consultant.

Directors who are employees of the Company receive no extra compensation for their services as Directors. Commencing as of February 7, 2014, each non-employee Director received up to $2,000 per Board of Directors meeting attended. However, from March 2020 through May 2021, each non-employee Director received a 50% Board meeting fee reduction, resulting in each non-employee Director receiving up to $1,000 per Board of Directors meeting attended during that time period.

Each non-employee Director receives grants of 2,750 stock options per year. In addition, each non-employee Director receives the following per year in restricted common stock of the Company which vests three years after date of grant: Mr. Kirschner - $86,938 and Ms. Hensley, Mr. Mellini, Mr. Siegel, and Ms. Fields - $69,550.

Commencing as of February 7, 2014, each non-employee Director also received an annual retainer (paid in quarterly installments) as follows: Sidney Kirschner - $31,000; Robin Hensley - $19,000; Paul Mellini - $18,000; Todd Siegel - $16,000; and Venita Fields - $13,000. During 2020, each non-employee Director began receiving a 50% reduced retainer, resulting in each non-employee Director receiving annualized retainers (paid in quarterly installments) as follows: Sidney Kirschner – $15,550; Robin Hensley - $9,500; Paul Mellini - $9,000; Todd Siegel - $8,000; and Venita Fields - $6,500. Commencing as of May 14, 2021, the 50% reduced retainer was ended and, additionally, each non-employee Director received a $13,500 increase in their annual retainers, resulting in each non-employee director now receiving annualized retainers (paid in quarterly installments) as follows: Sidney Kirschner - $44,500; Robin Hensley - $32,500; Paul Mellini - $31,500; Todd Siegel - $29,500; and Venita Fields - $26,500.

In addition, members of the Audit Committee received $500 per committee meeting attended, members of the Compensation Committee received $250 per committee meeting attended, members of the Corporate Governance, Nominating and Ethics Committee received $250 per committee meeting attended, and members of the Capital Committee received $250 per committee meeting attended. During 2020, committee members began receiving a 50% reduced committee meeting fee, resulting in the committee members receiving the following fees per meeting attended: Audit Committee receives $250; Compensation Committee receives $125; Corporate Governance, Nominating and Ethics Committee receives $125; and Capital Committee receives $125. In 2021, the 50% reduced committee fee was ended resulting in the committee members now receiving the following fees per meeting attended: members of the Audit Committee - $500 per committee meeting attended; members of the Compensation Committee - $250 per committee meeting attended; members of the Corporate Governance, Nominating and Ethics Committee - $250 per committee meeting attended; and members of the Capital Committee received $250 per committee meeting attended.

Non-employee Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, non-employee Directors are eligible to receive additional stock option grants pursuant to our 2013 Incentive Stock and Awards Plan.

The following table sets forth information regarding the compensation received by each of the Company's directors during the year ended December 31, 2021, except for Mr. M. Benstock and Mr. Demott, whose compensation is set forth in the Summary Compensation Table above.

DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($) (1)	($) (2)	($)	($)
Sidney Kirschner	84,833	86,928	32,102	-	203,863

Robin Hensley	38,500	69,528	32,102	-	140,130

Paul Mellini	62,377	69,528	32,102	-	164,007

Todd Siegel	58,502	69,528	32,102	-	160,132

Venita Fields	33,750	69,528	32,102	-	135,380

(1) On November 11, 2021 the Board of Directors approved a restricted stock grant under the terms of the 2013 Stock and Awards Plan to the five independent members of the Board of Directors. Mr. Kirschner received 3,417 shares, and Ms. Hensley, Mr. Mellini, Mr. Siegel, and Ms. Fields each received 2,733 shares. The fair value on the date of grant was $25.44 per share. These shares are unvested and will vest if the directors are still serving on the Company’s Board of Directors on November 11, 2024. The shares are subject to accelerated vesting under certain circumstances as outlined in the 2013 Stock and Awards Plan. In addition, the shares received by Mr. Kirschner are subject to acceleration upon Mr. Kirschner’s retirement from or decision to not seek re-election to the Company’s Board of Directors, if such retirement or decision occurred at least one (1) year after the grant date. In all other material respects the restricted stock award agreement is identical to the Form of Restricted Stock Agreement filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on February 13, 2014 (File/Film No.: 001-05869/14603415).

(2) Stock options for our non-employee Directors are granted annually. On May 14, 2021, each of the non-employee Directors was awarded 2,750 options that vest two years from the date of grant. The options were granted with an exercise price of $26.13 per share. The amount shown in this column is the grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 12 – Share-Based Compensation in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 for the relevant assumptions used to determine the valuation of our option awards. All such awards are granted with an exercise price equal to the closing price of the common stock on the date of grant as reported on NASDAQ and expire ten years after the date of grant. As of December 31, 2021, Mr. Kirschner had 44,691 options outstanding. Of such options, 39,191 are exercisable, 2,750 vest on May 12, 2022 and 2,750 vest on May 14, 2023. As of December 31, 2021, Ms. Hensley had 22,278 options outstanding. Of such options, 16,778 are exercisable and 2,750 vest on May 14, 2023. As of December 31, 2021, Mr. Mellini had 36,379 options outstanding. Of such options, 30,879 are exercisable, 2,750 vest on May 12, 2022 and 2,750 vest on May 14, 2023. As of December 31, 2021, Mr. Siegel had 28,925 options outstanding. Of such options, 23,425 are exercisable, 2,750 vest on May 12, 2022 and 2,750 vest on May 14, 2023. As of December 31, 2021, Ms. Fields had 10,673 options outstanding. Of such options, 5,173 are exercisable, 2,750 vest on May 12, 2022 and 2,750 vest on May 14, 2023.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

BY: Sidney Kirschner and Paul Mellini

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of the Record Date (except as noted), information regarding the beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each nominee for election as a Director, (iv) each named executive officer, and (v) all Directors and executive officers as a group.

Except as set forth below, percentage ownership is based on 16,104,534 shares of the Company’s common stock issued and outstanding as of the Record Date. Shares issuable upon exercise of options and SARs within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All share and per share information in the footnotes to the table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

SECURITY OWNERSHIP
Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership (1)		Class

BENSTOCK-SUPERIOR LTD.	2,782,088	(2)	17.3%
10055 Seminole Boulevard
Seminole, Florida 33772

DIMENSIONAL FUND ADVISORS, LP	981,011	(4)	6.1%
6300 Bee Cave Road
Austin, TX 78746

WASATCH ADVISORS, INC.	929,812	(5)	5.8%
505 Wakara Way
Salt Lake City, UT 84108

1 The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MOCHELLE A. STETTNER	848,360	(6)	5.3%
2331 Lehigh Parkway N.
Allentown, PA 18130

MICHAEL BENSTOCK	815,888	(3)(7)(8)(9)(10)(11)	5.1%
10055 Seminole Boulevard
Seminole, Florida 33772

ANDREW D. DEMOTT, JR.	263,149	(7)(8)(9)(10)	1.6%
10055 Seminole Boulevard
Seminole, Florida 33772

SIDNEY KIRSCHNER	116,376	(7)(12)(13)(14)	*
10055 Seminole Boulevard
Seminole, Florida 33772

DOMINIC LEIDE	105,812	(6)(15)	*
10055 Seminole Boulevard
Seminole, Florida 33772

PAUL MELLINI	104,635	(7)(12)(13)(14)	*
10055 Seminole Boulevard
Seminole, Florida 33772

PHILIP KOOSED	99,936	(7)(16)	*
10055 Seminole Boulevard
Seminole, Florida 33772

TODD SIEGEL	60,142	(7)(12)(13)(14)	*
10055 Seminole Boulevard
Seminole, Florida 33772

JAKE HIMELSTEIN	55,691	(7)(17)	*
10055 Seminole Boulevard
Seminole, Florida 33772

ROBIN HENSLEY	55,375	(7)(12)(13)(14)	*
10055 Seminole Boulevard
Seminole, Florida 33772

VENITA FIELDS	17,963	(7)(12)(13)(14)	*
10055 Seminole Boulevard
Seminole, Florida 33772

All Directors and Executive Officers as a group (11 persons)	4,563,663	(2)(3)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15) (16)(17)	28.3%
* less than 1%.

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option or other right. Inclusion in the table of such shares, however, does not constitute an admission that the director, nominee, named executive officer or principal stockholder is a direct or indirect beneficial owner of such shares. Except as set forth herein, the persons listed have sole voting and investment power with respect to the shares referred to in the table.

(2) Represents shares held of record by Benstock-Superior Ltd., a Florida limited partnership ("Reporting Person").  The general partners of the Reporting Person are Susan B. Schwartz, Michael Benstock and Peter Benstock (the “General Partners”). The General Partners of the Reporting Person each own three hundred thirty-three and one-third (333 1/3) of the one thousand (1,000) total outstanding general partnership units. The voting and disposition of the Company’s common stock owned by the Reporting Person requires approval by more votes than are held by a single general partner pursuant to the limited partnership agreement of the Reporting Person. Accordingly, each General Partner disclaims individual beneficial ownership of the shares of the Company’s common stock owned by the Reporting Person.

(3) Includes 22,000 shares owned by a trust of which Mr. M. Benstock’s wife is the settlor and trustee. Mr. M. Benstock disclaims beneficial ownership of such shares.

(4) This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2022. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this table are owned of record by the Funds. Dimensional disclaims beneficial ownership of such securities. According to the Schedule 13G/A, Dimensional has dispositive power over all 981,011 shares reflected in this table, but voting power over only 962,609 of such shares.

(5) This disclosure is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2022 by Wasatch Advisors, Inc. According to the Schedule 13G, Wasatch has dispositive power and voting power over all 929,812 shares reflected in this table.

(6) Includes 10,288 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children, and 1,824 shares held as custodian for her children who are now adults. Mrs. Stettner disclaims beneficial ownership of all of these shares.

(7) The share ownership of the following individuals includes that number of shares underlying option and SARs awards following his or her name, which are currently exercisable or are exercisable within 60 days of the Record Date, pursuant to the Company’s 2013 and 2003 Incentive and Stock and Awards Plans: Mr. M. Benstock – 140,117; Mr. Demott – 61,017 shares; Mr. Kirschner – 41,941 shares; Ms. Hensley – 19,528 shares; Mr. Mellini – 33,629 shares; Mr. Siegel – 26,175 shares; Ms. Fields - 7,923; Mr. Leide – 34,886 shares; Mr. Koosed – 17,500 shares; and Mr. Himelstein – 16,866 shares.

(8) Mr. M. Benstock has pledged approximately 136,388 of the shares listed in the table as security for a loan. Mr. Demott has pledged 140,474 of the shares listed in the table as security for a loan.

(9) Includes unvested restricted shares granted on February 7, 2020. These shares will vest on February 7, 2023 if the respective executive is still employed by the Company. The executives have the ability to vote these shares currently. Mr. M. Benstock has 30,606 shares; Mr. Demott has 9,958 shares.

(10) Includes unvested restricted shares granted on February 5, 2021. These shares will vest on February 5, 2024 if the respective executive is still employed by the Company. The executives have the ability to vote these shares currently. Mr. M. Benstock has 13,039 shares; and Mr. Demott has 4,461 shares.

(11) Includes unvested restricted shares granted on February 4, 2022. These shares will vest on February 4, 2025 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. M. Benstock has 17,514 shares.

(12) Includes unvested restricted shares granted on November 1, 2019. These shares will vest on November 1, 2022 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 4,929 shares; Ms. Hensley – 3,943 shares; Mr. Mellini – 3,943 shares; Mr. Siegel – 3,943 shares; and Ms. Fields – 3,943

(13) Includes unvested restricted shares granted on November 6, 2020. These shares will vest on November 6, 2023 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 4,205 shares; Ms. Hensley – 3,364 shares; Mr. Mellini – 3,364 shares; Mr. Siegel – 3,364 shares; and Ms. Fields – 3,364.

(14) Includes unvested restricted shares granted on November 11, 2021. These shares will vest on November 11, 2024 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 3,417 shares; Ms. Hensley – 2,733 shares; Mr. Mellini – 2,733 shares; Mr. Siegel – 2,733 shares; and Ms. Fields – 2,733.

(15) Includes unvested restricted shares granted on May 14, 2021. These shares will vest on May 14, 2026 if the respective executive is still employed by the Company. The executive has the ability to vote these shares currently. Mr. D. Leide has 19,135 shares.

(16) Includes unvested restricted shares granted on July 1, 2021. Mr. Koosed was granted 51,419 shares of restricted stock under the 2013 Plan, which vest as to 30,851, 10,283 and 10,285 shares on the third, fourth and fifth anniversary of the grant date, respectively, provided Mr. Koosed is still employed by the Company on those dates. Unvested shares of restricted stock are subject to forfeiture or accelerated vesting under the terms of the 2013 Plan depending on the circumstances. The executive has the ability to vote these shares currently.

(17) Includes unvested restricted shares granted on July 1, 2021. Mr. Himelstein was granted 30,851 shares of restricted stock under the 2013 Plan, which vest as to 18,510, 6,170 and 6,171 shares on the third, fourth and fifth anniversary of the grant date, respectively. Unvested shares of restricted stock are subject to forfeiture or accelerated vesting under the terms of the 2013 Plan depending on the circumstances. The executive has the ability to vote these shares currently

PROHIBITION OF DIRECTOR, OFFICER AND EMPLOYEE HEDGING.

Our insider trading policy prohibits our directors, officers, and employees, and each of their related persons, from entering into hedging or other short-term, speculative transactions in or related to the Company’s securities.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law. Such insurance, in the face amount of $19,500,000, was obtained pursuant to contracts dated August 27, 2021. Under the terms of the corresponding contracts, the Company paid a premium of $217,079 for the period from August 27, 2021 through the expiration of the contracts on May 31, 2022.  During 2020, such insurance, in the face amount of $17,000,000, was obtained pursuant to contracts dated August 27, 2020. Under the terms of the contracts, the Company paid a premium of $247,450 for the insurance. No sums have been paid or sought under any such indemnification insurance.

Related Party Transactions

Our Board of Directors has adopted a written Related Party Transactions Policy, which applies to our directors and officers. This policy requires disclosure to either the Company’s general counsel or chief financial officer, and review by either the Audit Committee or the Board of the material terms of any related party transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction. The transaction(s) below were reviewed under our Related Party Transactions Policy.

REPORT OF THE AUDIT COMMITTEE2

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The members of the Audit Committee meet the independence and experience requirements of NASDAQ and the Securities and Exchange Commission.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management.

2. The Audit Committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee).

3. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman McCann P.C.’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Sidney Kirschner, Paul Mellini, and Venita Fields

2 The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUPERIOR GROUP OF COMPANIES, INC. 2022 EQUITY INCENTIVE AND AWARDS PLAN (Proposal 2)

The Company’s shareholders are being asked to approve the Company’s 2022 Equity Incentive and Awards Plan (the “2022 Plan”), which was adopted by the Board on March 24, 2022, subject to shareholder approval at the Meeting. The Company is adopting the 2022 Plan in connection with the pending expiration of the Company’s 2013 Incentive Stock and Awards Plan (the “2013 Plan”).

As of March 17, 2022, there were 16,104,534 shares subject to outstanding awards under the 2013 Plan.

Under the terms of the 2022 Plan, it will become effective on the date of our Annual Meeting, assuming this Proposal 2 is approved by our shareholders, on which date it will replace the 2013 Plan. No new awards will be granted under the 2013 Plan after such date, but outstanding awards granted under the 2013 Plan will continue unaffected.

When preparing the 2022 Plan for adoption by the Board, management carefully analyzed the Company’s needs with respect to (a) the attraction and retention of outstanding people as officers, directors, employees, consultants, and advisors, and (b) increase in shareholder value. Management believes that the 2022 Plan provides participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that the 2022 Plan provides. In determining the number of shares to make available under the 2022 Plan, management balanced potential dilution of its shareholders with the importance of incentivizing employees at all levels of the Company, from the executive suite to the factory floor, and aligning their incentives with those of its shareholders. The Company believes that the historical role of awards under its 2013 Plan in determining compensation for a broad base of employees has strengthened employee loyalty and commitment to the Company, and that continuation of this policy under the 2022 Plan is in the best interest of the Company and its shareholders.

The following summary of the material terms of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached to this proxy statement as Appendix A. Shareholders are encouraged to review the 2022 Plan in its entirety.

Summary of the 2022 Plan

ELIGIBILITY. Participants in the 2022 Plan will be our officers and other employees, or individuals engaged to become officers or employees, or consultants or advisors who provide services to us, or non-employee directors who the Compensation Committee has designated to receive an award under the 2022 Plan.

ADMINISTRATION. The 2022 Plan is administered by the Compensation Committee, which must be composed solely of not less than two directors, each a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Except as described below, the Compensation Committee administers the 2022 Plan, with the authority to:

●	interpret the 2022 Plan;
●	make, change and rescind rules, regulations and policies relating to the 2022 Plan;
●	make changes to or reconcile any inconsistency in any award or agreement covering an award;
●	make any modification, amendment, cancellation or waiver permitted by the Plan; and
●	make all other determinations necessary or advisable for the administration of the Plan.

To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of our officers the authority and responsibility of the Compensation Committee. For actions related to individuals subject to the provisions of Section 16 of the Securities Exchange Act, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of non-employee directors.

AVAILABLE SHARES. The 2022 Plan reserves 2.0 million shares of our common stock for issuance. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards. These numbers may be adjusted to prevent dilution as described below. In general, if (i) an award lapses, expires, terminates or is canceled without the issuance of shares or a cash payment, or (ii) if shares are issued under any award and we reacquire them pursuant to rights we reserved on the issuance of the shares, or (iii) if shares are delivered to us in payment of the exercise price of an award, then these shares may be reused for new awards under the 2022 Plan, except that shares described in (ii) or (iii) may not be issued pursuant to incentive stock options. The 2022 Plan limits the maximum number of shares that may be issued pursuant to the exercise of incentive stock options to 2.0 million shares. This number may be adjusted to prevent dilution as described below.

AWARDS UNDER THE 2022 PLAN. The 2022 Plan permits the grant of stock options, which may be either “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code (which we refer to as “ISOs”) or “non-qualified stock options” that do not meet the requirements of Section 422 of the Internal Revenue Code; performance shares; performance units; restricted stock; stock appreciation rights; and incentive performance awards. The Compensation Committee can determine the kinds of awards to be granted, including the awards to be granted to each participant; the number of shares of our common stock with respect to which an award is granted; and any terms of any award. The Compensation Committee can grant awards under the 2022 Plan either alone or in addition to any other award (or any other award granted under another of our plans). It also can grant tandem awards. The 2022 Plan also provides that non-employee directors will be eligible to receive an award on the date of each annual meeting of shareholders, on such terms and conditions as the Compensation Committee determines. Nonemployee Directors will not be eligible for any other award under the 2022 Plan.

STOCK OPTIONS. The Compensation Committee establishes the exercise price of each stock option, which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Compensation Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Compensation Committee determines otherwise, the terms of any ISO must comply with the provisions of Section 422 of the Internal Revenue Code. The aggregate fair market value of the stock for which an ISO is exercisable by a participant for the first time during any calendar year under the 2022 Plan and any other plans of the Company or its subsidiaries may not exceed $100,000, as determined in accordance with Section 422(d) of the Internal Revenue Code. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option.

RESTRICTED STOCK, PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the 2022 Plan, each award of restricted stock, performance shares or performance units may be subject to such terms, in accordance with the plan, as the Compensation Committee deems appropriate.

Restricted stock are shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer which may lapse upon the completion of a period of service, as determined by the Compensation Committee. They generally must have a restriction period of at least three years.

Performance shares represent the right to receive shares of common stock to the extent the Company or the participant achieves certain performance goals that the Compensation Committee establishes over a period of time the committee designates, generally consisting of one or more full fiscal years of the Company, subject to the committee’s ability to choose a period shorter than one full fiscal year if the award is made in connection with commencement of employment or a promotion.

Performance units represent the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the fair market value of one or more shares of common stock, to the extent the Company or participant achieves certain performance goals that the Committee establishes over a period of time the Committee designates, generally consisting of one or more full fiscal years of the Company, subject to the committee’s ability to choose a period shorter than one full fiscal year if the award is made in connection with commencement of employment or a promotion. The Compensation Committee may determine to pay performance units in cash, in shares, or in a combination of cash and shares.

Performance shares and performance units may have such conditions as the Committee determines appropriate, including a condition that one or more performance goals be achieved for the participant to realize all or a portion of the benefit provided under the award, subject to the Committee’s ability to provide that all or a portion of the performance goals subject to an award are deemed achieved upon a participant’s death, disability or retirement

For purposes of the 2022 Plan, performance goals are generally goals that relate to achievement of certain financial results by the Company or any of its subsidiaries or other business units, including results with respect to revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares of common stock; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and such other goals as the Committee may establish in its discretion.

STOCK APPRECIATION RIGHTS. The Compensation Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option, and must have the same date of grant as the underlying option. The exercise of a stock appreciation right will entitle the grantee to receive a payment in an amount determined by multiplying the excess of the fair market value of a share of common stock over the exercise price of the award by the number of shares of common stock with respect to which the award is exercised, provided that the Compensation Committee at the time of grant may provide that the benefit payable on exercise may not exceed a percentage of the fair market value of a share of common stock on the date of grant, as specified by the committee. The exercise price for each stock appreciation right may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the grant date.

The value of the payment with respect to a tandem stock appreciation right may be no more than 100% of the difference between the exercise price of the underlying option and the fair market value of the shares subject to the underlying option at the time the tandem stock appreciation right is exercised. Payment upon exercise of a stock appreciation right may be in cash, shares of common stock or a combination of cash and shares of common stock.

AWARD AGREEMENTS. No award granted under the 2022 Plan will be effective unless and until either (i) the Company and the participant execute a written agreement that sets forth the terms and provisions applicable to the award, or (ii) the Company issues a written statement to a participant describing the terms and provisions of the award.

OTHER TERMS. Any award granted under the 2022 Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Compensation Committee determines appropriate, including, without limitation, and subject to applicable tax rules, provisions to defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the 2022 Plan); purchase shares under stock options in installments; pay for stock options using cash or other shares or other securities of the Company; allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and restrict resale or other disposition.

ADJUSTMENTS. If a stock dividend, stock split, reverse stock split, spin-off, recapitalization, extraordinary dividend, or other equity restructuring (as defined in Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation”) occurs that affects the shares, the Compensation Committee shall, in such manner as it deems equitable, adjust any or all of the number and type of shares subject to the 2022 Plan and which may, after the event, be made the subject of awards; the number and type of shares subject to outstanding awards; and the grant, purchase or exercise price with respect to any award. Such adjustment shall be made by the Compensation Committee in a manner it deems equitable in order to prevent the enlargement or dilution of the benefits or potential benefits intended to be granted under the 2022 Plan.

Further, in the event of any merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution, or other similar corporate transaction or event, whether or not constituting a change of control (as defined in the 2022 Plan and reproduced below), the Compensation Committee may, in its discretion and on such terms and conditions as it determines, provide for or cause awards to be assumed by the surviving corporation or its parent, continued by us (if we are a surviving corporation), cancelled in exchange for a payment of cash, substituted or exchanged for stock, other securities, or other property, or any combination of the foregoing. All outstanding awards shall be subject to the terms of any agreement governing any such merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution or other transaction or event. If an award is cancelled in whole or in part in exchange for a cash payment, the amount of such payment shall be determined by the Compensation Committee, but if such transaction or event constitutes a change of control, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the change of control provisions of the 2022 Plan described below. The Compensation Committee may, in connection with any merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution or other similar corporate transaction or event, and without affecting the number of shares otherwise reserved or available under the 2022 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

CHANGE OF CONTROL. Except to the extent the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control:

●    each holder of a stock option shall have the right (a) at any time after the change of control to exercise the stock option in full whether or not it was exercisable before the change of control; and (b) by sending us written notice within 60 days after the change of control, to receive in exchange for the stock option cash equal to the excess of the change of control price (as defined in the 2022 Plan) of the shares covered by the stock option over the exercise price of such option; provided that this right does not exist with respect to any portion of an option that was forfeited or cancelled upon a participant’s termination of employment or service prior to the date of the change of control;

●    restricted stock that is not vested before a change of control will vest on the date of the change of control, and each holder of such restricted stock may receive, by sending us written notice within 60 days after the change of control, in exchange for the restricted stock, cash equal to the change of control price of such restricted stock on the date of surrender;

●    each holder of a performance share and/or performance unit for which the performance period has not expired may receive, by sending us written notice within 60 days after the change of control, in exchange for the performance share and/or performance unit, cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2022 Plan) multiplied by a percentage based on the number of months elapsed from the beginning of the performance period to the date of the change of control divided by the number of months in the performance period;

●    each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2022 Plan); and

●    each holder of a stock appreciation right shall have the right (a) at any time after the change of control to exercise the stock appreciation right in full whether or not it was exercisable before the change of control; and (b) by sending us written notice within 60 days after the change of control, to receive in exchange for the stock appreciation right cash equal to the excess of the change of control price of the shares covered by the stock appreciation right over the exercise price of such stock appreciation right; provided that this right does not exist with respect to any portion of a stock appreciation right that was forfeited or cancelled upon a participant’s termination of employment or service prior to the date of the change of control.

For these purposes, the value of a performance share is equal to, and the value of a performance unit the value of which is equal to the fair market value of one or more shares, is based on the change of control price.

“Change of control” is defined to mean the occurrence of any one of the following events:

●    any “person” (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act, but not including (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities that are beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then outstanding shares of Company’s common stock or the combined voting power of the Company’s then outstanding voting securities; or

●    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the Company’s 2022 annual meeting of shareholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of the Company’s 2022 annual meeting of shareholders, or whose appointment, election or nomination for election was previously so approved; or

●    consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then outstanding shares of Company’s common stock or the combined voting power of the Company’s then outstanding voting securities;

●    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the Company consummates the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

●    consummation of a sale or disposition of all or substantially all of the assets or equity of an affiliate or division of the Company, if the Committee determines, in its sole discretion, that the economic effect of such sale or disposition on the employees of such affiliate or division, as the case may be, is tantamount to a change of control set forth in (i)-(iv) above, provided, however, that in such case, a change of control shall only be deemed to occur with respect to such employees, and not with respect to any other participants.

Nevertheless, no “change of control” is deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

TRANSFERABILITY. Awards granted under the 2022 Plan are not transferable other than by will, the law of descent and distribution, or, except in the case of ISOs, as otherwise allowed by the Compensation Committee. Additionally, the Compensation Committee may allow a participant or nonemployee Director to designate a beneficiary to exercise the award after the participant's or nonemployee Director's death.

AMENDMENT AND TERMINATION OF THE 2013 PLAN. The 2022 Plan will terminate, and no award may be granted more than, ten years after the date our shareholders approve the 2022 Plan, unless the Board earlier terminates the 2022 Plan as described below. The Board may amend, alter, suspend, discontinue or terminate the 2022 Plan at any time, except that shareholders must approve any amendment of the 2022 Plan if (a) such approval is required by applicable securities or tax law or the listing requirements of NASDAQ or any principal securities exchange or market on which our common stock is then traded; or (b) the amendment increases the number of shares reserved for issuance (subject to the adjustment provisions provided in the 2022 Plan described above), shortens the restriction periods for restricted stock, or amends the repricing provisions described below.

REPRICING. Subject to the adjustment provisions provided in the 2022 Plan described above, the Compensation Committee may not decrease the exercise price for any outstanding stock option or stock appreciation right granted under the 2022 Plan after the grant date, allow a participant to surrender an outstanding stock option or stock appreciation right granted under the 2022 Plan for a new stock option or stock appreciation right, as applicable, with a lower exercise price, or allow a participant to surrender an outstanding option or stock appreciation right for cash when the exercise price of the option or stock appreciation right, as applicable, equals or exceeds the fair market value of the shares subject to the option or stock appreciation right.

AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS. Subject to the requirements of the 2022 Plan and its restrictions on repricing:

●    the Compensation Committee may (x) accelerate the vesting of any award (including the lapsing of any restriction period); (y) remove conditions for vesting (or lapsing of any restriction period); or (z) provide that all or a portion of the performance goals subject to an award are deemed achieved, upon a change of control or the participant’s death, disability, retirement, layoff, termination, separation from service in connection with a change of control, or other separation from service, where the committee determines that such treatment is appropriate and in the Company’s best interests; and

●    so long as any amendment or modification does not increase the number of shares issuable under the 2022 Plan (except as permitted by the adjustment provisions described above), the Compensation Committee may otherwise modify, amend or cancel any award or waive any restrictions or conditions applicable to any award. No such modification, amendment or cancellation shall be made which would adversely affect the rights of a participant under any outstanding award without that person’s consent. The Compensation Committee does not need the consent of a participant (or other interested party) to modify, amend or cancel an award if (a) the Compensation Committee determines that such action is necessary or appropriate in order for the Company, the 2022 Plan or any award to satisfy or conform to any applicable law, rule, regulation or other legal requirement, to any listing standard or other requirement of a national securities exchange, or to any accounting standard or requirement, (b) such action is permitted by another provision of this Plan, such as the adjustment provisions described above, or (c) the Compensation Committee determines that such action is not reasonably likely to significantly diminish the benefits provided under the affected award, or that any such diminishment has been adequately compensated.

WITHHOLDING. We may withhold the amount of any tax attributable to any amount payable or shares deliverable under the 2022 Plan after giving notice to the person entitled to receive such amount or shares, and can defer making payment or delivery if any such tax may be pending. The Compensation Committee may permit a participant to pay any withholding taxes based on (1) the exercise of a non-qualified stock option or stock appreciation right; (2) a disqualifying disposition of shares received upon the exercise of an ISO; or (3) the lapse of restrictions on restricted stock, performance shares or performance units, by (a) having us withhold shares otherwise issuable under the award; (b) tendering back shares received in connection with such award; or (c) delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

NON-EXCLUSIVITY. The adoption of the 2022 Plan will not preclude the Company from maintaining or adopting any additional stock option, restricted stock, SAR, performance share, performance unit, bonus, incentive or other compensation plans or arrangements for any of its officers, directors, employees or other service providers.

RECOUPMENT/CLAWBACK. All awards under the 2022 Plan (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of common stock underlying the award) are subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

NEW PLAN BENEFITS. The Company cannot currently determine the awards that may be granted under the 2022 Plan in the future to officers or other persons. The Compensation Committee will make such determinations from time to time as described above.

FEDERAL INCOME TAX CONSEQUENCES. The following summarizes certain federal income tax consequences relating to the 2022 Plan under current tax law. This discussion of federal income tax consequences does not purport to be a complete discussion of all of the potential tax effects of the 2022 Plan. This discussion is based on the federal income tax laws currently in effect, which are subject to change, possibly with retroactive effect, or to differing interpretations by the Internal Revenue Service or a court, which could alter the tax consequences described herein. In addition, this discussion does not address the U.S. federal estate and gift tax, state and local tax, foreign tax, or other tax consequences that may be relevant to a person depending on the person’s particular circumstances.

STOCK OPTIONS. The grant of a stock option under the 2022 Plan will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary compensation income is recognized by the participant. Upon the participant’s subsequent disposition of the shares received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis of the shares sold, i.e., the exercise price plus the amount of ordinary compensation income recognized on the exercise date. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to stock options granted to certain executive officers. In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply), if the option is exercised during employment or within the specified period of time thereafter (generally 3 months, or one year if termination is due to death or permanent and total disability). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an ISO and we will not be allowed a deduction. If the employee fails to hold the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, then the employee will recognize ordinary compensation income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or, if less, the excess of the amount realized on the sale over the exercise price). We will generally be entitled to a corresponding tax deduction for this amount. The balance of the gain or loss will be short-term or long-term capital gain or loss, depending on the length of time the employee has held the shares after the exercise date.

RESTRICTED STOCK. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2022 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary compensation income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary compensation income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein. A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary compensation income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment, to the extent of the Company’s earnings and profit, and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss, except a capital loss to the extent of the amount paid for the restricted stock, if any. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

STOCK APPRECIATION RIGHTS. The grant of a stock appreciation right under the 2022 Plan will create no income tax consequences to us or the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the amount of any cash and the fair market value of any shares of common stock received. We will generally be entitled to a deduction in the same amount and at the same time as ordinary compensation income is recognized by the participant. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to stock appreciation rights granted to certain executive officers.

PERFORMANCE UNITS AND PERFORMANCE SHARES.  With respect to stock awards, performance units and performance shares that may be settled either in cash or in shares of common stock, the participant will recognize ordinary compensation income equal to the amount of any cash and the fair market value of the shares of common stock received.  If, however, the participant receives shares of restricted stock in settlement, then the participant may defer recognition of income in accordance with the rules applicable to such restricted stock, as described above.  We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

EXECUTIVE INCENTIVE PERFORMANCE AWARDS. An employee who is paid an annual incentive award will recognize ordinary compensation income equal to the amount of cash paid, and we will generally be entitled to a corresponding deduction in the same amount and at the same time.

162(m) LIMIT ON COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deduction we can take for compensation paid to our CEO and certain other executive officers to $1 million per year per individual.

DEFERRED COMPENSATION RULES. An award under the 2022 Plan may be a deferral of compensation that is subject to Section 409A of the Internal Revenue Code. Special requirements apply to awards that are so subject. The 2022 Plan was designed with the intent that all awards will either be exempt from Section 409A of the Internal Revenue Code or comply with the requirements of Section 409A of the Internal Revenue Code, but there is no guarantee that the 2022 Plan will be exempt or compliant with the requirements of that section. If an award that is subject to Section 409A of the Internal Revenue Code fails to satisfy the requirements of that section, then, upon vesting, the participant will be subject to immediate taxation of the deferred amount, a 20% penalty, and an interest charge. Section 409A of the Internal Revenue Code does not impose any penalties on the Company.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2022 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2022 Plan by the Company’s shareholders.

The approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 and codified in Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares voted on Proposal 3 is required to approve this proposal.  Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2021 compensation tables and any related material disclosed in the Proxy Statement .

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)

Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee continues its long-standing practice of recommending that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm. The Audit Committee has appointed Mayer Hoffman McCann P.C., independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2022.

Shareholder ratification of the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Audit Committee and the Board of Directors have elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider the appointment of other auditors, but may also decide to retain Mayer Hoffman McCann P.C. as independent registered public accounting firm for 2022. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Company expects representatives of Mayer Hoffman McCann P.C. to be present and available to respond to appropriate questions at the 2022 Annual Meeting. Representatives of Mayer Hoffman McCann P.C. will have the opportunity to make a statement if they so desire.

Audit Fees and All Other Fees

The following table sets forth information regarding fees paid by the Company to Mayer Hoffman McCann P.C. during 2021 and 2020:

Types of Fees	2021	2020

Audit Fees (1)	$1,049,000	$540,089
Audit-Related Fees	-	-
Tax Fees (2)	-	-
Total Fees	$1,049,000	$540,089

(1) Fees for audit services include fees associated with the annual audits, quarterly reviews, audits of internal control over financial reporting, and consents issued in connection with our registration statements filed with the SEC in 2021 and 2020.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has concluded that Mayer Hoffman McCann P.C.’s provision of the audit and non-audit services described above is compatible with maintaining Mayer Hoffman McCann P.C.'s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management.

Compensation of Independent Auditors’ Employees

Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. As such, approximately 100% of the hours spent on the audit were by personnel who are not full time, permanent employees of Mayer Hoffman McCann P.C.

The approval of this proposal 4 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for 2022, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2022.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to the Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests for copies of the Form 10-K and/or any exhibits should be directed to Melinda Barreiro, c/o Superior Group of Companies, Inc., 10055 Seminole Boulevard, Seminole, Florida 33772. Your request must contain a representation that, as of March 17, 2022, you were a beneficial owner of shares entitled to vote at the 2022 Annual Meeting of Shareholders.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.superiorgroupofcompanies.com.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Annual Meeting. If any matter not described herein should be presented for shareholder action at the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR

PRESENTATION AT THE 2023

ANNUAL MEETING

In order for proposals of shareholders and shareholder nominations for directors to be eligible for inclusion in our proxy materials relating to the annual meeting of shareholders in 2023, pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices at 10055 Seminole Boulevard, Seminole, Florida 33772 by December 2, 2022 (unless the date of the 2023 annual meeting is not within 30 days of May 13, 2023, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2023 annual meeting).

Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy materials for such meeting. Under the advance notice provisions of our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Company at the foregoing address between December 14, 2022 and January 13, 2023 (unless the date of the 2023 annual meeting is not within 25 days of May 13, 2023, in which case such notice must be received by the Company not later than the close of business on the tenth day following the date on which notice of the 2023 annual meeting is first mailed or made publically known). The procedure for nominating directors is described above under “Director Committees and Meetings – Nomination of Directors.” The proxy solicited by the Board for the 2023 annual meeting will confer discretionary authority to vote on behalf of the persons named in such proxy on any shareholder proposal as to which the Company does not receive timely notice pursuant to the advance notice provisions of our Bylaws described above.

All shareholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws, and Florida law.

By Order of the Board of Directors

/s/ Jordan M. Alpert

JORDAN M. ALPERT

Secretary

Dated: March 31, 2022

ANNEX A

2022 EQUITY INCENTIVE AND AWARDS PLAN

SUPERIOR GROUP OF COMPANIES, INC.

2022 EQUITY INCENTIVE AND AWARDS PLAN

1.     Purpose.

The Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan has two complementary purposes: (a) to attract and retain outstanding people as officers, directors, employees, consultants and advisors, and (b) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

2.     Definitions.

Capitalized terms used in this Plan have the following meanings:

(a)     “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b)     “Award” means a grant of Options, Performance Shares, Performance Units, Restricted Stock, SARs or other incentive award under this Plan.

(c)     “Award Agreement” shall have the meaning set forth in Section 14(c) of this Plan.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Change of Control” means the occurrence of any one of the following events:

(i)     any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term “Person” shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities that are beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii)     the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date of the Company’s 2022 annual meeting of shareholders, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on the date of the Company’s 2022 annual meeting of shareholders, or whose appointment, election or nomination for election was previously so approved; or

(iii)     consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the Company consummates the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(v)     consummation of a sale or disposition of all or substantially all of the assets or equity of an Affiliate or of a division of the Company, if the Committee determines, in its sole discretion, that the economic effect of such sale or disposition on the employees of such Affiliate or division, as the case may be, is tantamount to a Change of Control set forth in (d)(i)-(iv), provided, however, that in such case, a Change of Control shall only be deemed to occur with respect to such employees, and not with respect to any other Participants.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)     “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 13(d) of this Plan, but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(g)     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)     “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed solely of not less than two Directors, each of whom must qualify as a “non-employee director” within the meaning of Rule 16b-3.

(i)     “Common Stock” means the common stock of the Company, subject to adjustment as provided in Section 13.

(j)     “Company” means Superior Group of Companies, Inc., a Florida corporation, or any successor thereto.

(k)     “Consultant” means any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(l) “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(m)     “Director Awards” shall have the meaning set forth in Section 5(b) of this Plan.

(n)     “Effective Date” means the date the Company’s shareholders approve this Plan.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(p)     “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported by such exchange, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, but consistent with the requirements of the Code and other applicable law, will be used.

(q)     “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Section 422 of the Code, or “nonqualified stock options” which do not meet the requirements of Section 422 of the Code.

(r)     “Participant” means (i) an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Consultant, who the Committee designates to receive an Award under this Plan, and (ii) a Non-Employee Director who receives a Director Award under Section 5(b) of this Plan.

(s)     “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and such other goals as the Committee may establish in its discretion.

(t)     “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain Performance Goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company; provided, however, that if a Performance Share award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then such award may relate to a period shorter than one full fiscal year.

(u)     “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain Performance Goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, provided, however, that if a Performance Unit award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then such award may relate to a period shorter than one full fiscal year.

(v)     “Plan” means this Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan, as amended from time to time.

(w)     “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the completion of a period of service, as determined by the Committee.

(x)     “SAR” means the right to receive cash or Shares with a value equal to the increase in the Fair Market Value of one or more Shares.

(y)     “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z)     “Share” means a share of Common Stock.

(aa)     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(bb)     The term “Ten Percent Shareholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Section 422 of the Code.

3.     Administration.

(a)     Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules, regulations and policies relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect, (iv) make any modification, amendment, cancellation or waiver permitted by Section 11(c) of this Plan, and (v) make all other determinations necessary or advisable for the administration of this Plan. All Committee designations, determinations, interpretations and other decisions must be approved in the manner provided by the Company’s bylaws, the Committee’s charter (if any) and applicable corporate law. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and are final and binding on any person with an interest therein.

(b)     Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee, except that no such delegation to officers is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)     No Liability. No member of the Committee, and no committee or officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

4.     Eligibility. The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee’s designation of a Participant in any year will not require them to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include, but are not limited to: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions or expected contributions to the profitability and development of the Company or any Affiliate; and (d) other compensation provided to the Participant. Non-Employee Directors may receive Awards under Section 5(b) of this Plan, and are not eligible to receive any other Awards.

5.      Grants of Awards.

(a)     Discretionary Grants of Awards. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate. The Committee’s determinations need not be the same for each grant or for each Participant.

(b)     Grants of Awards to Non-Employee Directors. On the date of each annual meeting of shareholders of the Company during the term of this Plan, each Non-Employee Director (including members of the Committee) will be eligible to receive a grant on such meeting date of an Award (“Director Awards”) on such terms and conditions as the Committee may determine. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Non-Employee Director; (ii) determine the number of Shares with respect to which an Award is granted to a Non-Employee Director, if applicable; and (iii) determine any terms and conditions of any Award granted to a Non-Employee Director. Non-Employee Directors will not be eligible for any other Award under this Plan.

6.     Shares Reserved under this Plan.

(a)     Plan Reserve. Subject to subsection (c), an aggregate of 2.0 million Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. The limitations of this subsection are subject to adjustments as provided in Section 13 of this Plan.

(b)     Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for such Award may again be used for new Awards under this Plan. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered as payment in respect of such Award may again be used for new Awards under this Plan.

(c)     Incentive Stock Option Limitation. Notwithstanding anything to the contrary, but subject to adjustments as provided in Section 13 of this Plan, the maximum aggregate number of Shares that may be issued under this Plan pursuant to the exercise of incentive stock options shall be 2.0 million Shares.

7.     Options.

(a)     Eligibility. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)     Exercise Price. For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to any Participant who, at the time of grant, is a Ten Percent Shareholder, the exercise price of such Option shall not be less than 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant and the term of such Option shall not extend beyond five years from the date of grant.

(c)     Terms and Conditions of Options. An Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Section 422 of the Code except to the extent the Committee determines otherwise. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000, as determined in accordance with Section 422(d) of the Code. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option. This limit shall be applied by taking Options into account in the order in which they were granted.

8.     Stock Appreciation Rights.

(a)     Eligibility. The Committee may grant SARs to any Participant it selects. The Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option, and must have the same date of grant as the underlying Option.

(b)     Exercise of Tandem SARs. Tandem SARs may be exercised:

(i)     with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii)     only with respect to the Shares for which its related Option is then exercisable; and

(iii)     only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100% of the difference between the exercise price of the underlying Option (which, as set forth in Section 7(b) of this Plan, may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant) and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c)     Payment of SAR Benefit. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii)     the number of Shares with respect to which the SAR is exercised;

provided that the Committee at the time of the grant may provide that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the date of grant as the Committee shall specify. For each SAR, the Committee will establish the SAR exercise price, which may not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant. As determined by the Committee, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof.

9.     Performance and Restricted Stock Awards.

(a)     Eligibility for Performance and Restricted Stock Awards. The Committee may grant awards of Performance Shares, Performance Units or Restricted Stock to Participants the Committee selects.

(b)     Terms and Conditions.

(i)    Each award of Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate; however, subject to Sections 11(c) and 13 of this Plan, an award of Performance Shares and/or Performance Units must be subject to a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award, with the corresponding performance period consisting of one or more full fiscal years of the Company; provided, however, that if such award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then such award may relate to a period shorter than one full fiscal year. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

(ii)    Each award of Restricted Stock may be subject to such terms and conditions as the Committee determines appropriate; however, subject to Sections 11(c) and 13 of this Plan, an award of Restricted Stock must have a restriction period of at least three years.

10.     Transferability. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, if and only to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer any award. The Committee is not obligated to approve or otherwise permit any Award to be transferred. In no event shall an incentive stock option be transferable by the individual to whom it was granted other than by will or the laws of descent and distribution, and an incentive stock option is exercisable, during such individual’s lifetime, only by such individual.

11.     Effectiveness, Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)     Effectiveness and Term of Plan. This Plan will be effective as of the Effective Date, at which time it will replace the Company’s 2013 Incentive Stock and Awards Plan. This Plan will terminate, and no Award may be granted more than, ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b)     Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)     shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3); (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan); or (C) the listing requirements of NASDAQ or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii)     shareholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Section 6(a) of this Plan (except as permitted by Section 13 of this Plan); (B) an amendment to shorten the restriction periods specified in Section 9(b) of this Plan; or (C) an amendment to the provisions of Section 11(e) of this Plan.

(c)     Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan:

(i)    the Committee may (x) accelerate the vesting of any Award (including the lapsing of any restriction period); (y) remove conditions for vesting (or lapsing of any restriction period); or (z) provide that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Change of Control or the Participant’s death, disability, retirement, layoff, termination, separation from service in connection with a Change of Control, or other separation from service, where the Committee determines that such treatment is appropriate and in the Company’s best interests; and

(ii)    the Committee may otherwise modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 13 of this Plan); provided, however, that any such action shall not adversely affect without such Participant’s consent the rights of a Participant under any Award previously granted to such Participant; provided further, that the Committee shall have the right to modify, amend or cancel any outstanding Award or adopt other forms, policies and procedures applicable to outstanding Awards (including amendments, policies and procedures with retroactive effect) without the consent of any Participant (or other interested party) if (x) the Committee determines that such action is necessary or appropriate in order for the Company, this Plan or the Award to satisfy or conform to any applicable law, rule, regulation or other legal requirement, to any listing standard or other requirement of a national securities exchange, or to any accounting standard or requirement, (y) such action is permitted by another provision of this Plan, or (z) the Committee determines that such action is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, in each case even if such action reduces, restricts or eliminates rights granted under the Plan, an Award or Award Agreement prior to the modification, amendment or cancellation.

(d)     Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify, amend or cancel an Award, and the authority of the Board to amend the Plan, shall extend beyond the date of this Plan’s termination so long as any Award remains outstanding. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions or the terms of this Plan.

(e)     Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13 of this Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR granted under this Plan after the date of grant, allow a Participant to surrender an outstanding Option or SAR granted under this Plan to the Company as consideration for the grant of a new Option or SAR, as applicable, with a lower exercise price, or allow a Participant to surrender an outstanding Option or SAR for cash when the exercise price of the Option or SAR, as applicable, equals or exceeds the Fair Market Value of the Shares subject to the Option or SAR.

(f)     Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such supplement, amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 11(b)(ii) of this Plan.

12.     Taxes.

(a)     Withholding. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as reasonably practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option or SAR, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, Performance Shares or Performance Units, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total maximum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

(b)     Section 409A of the Code. It is the intention of the Company that the Options, SARs and Restricted Stock granted under this Plan will be exempt from the requirements of Section 409A of the Code, and the other Awards granted under the Plan will be exempt from, or will comply with the requirements of, Section 409A of the Code, and the Plan and the terms and conditions of all Awards and Award Agreements shall be interpreted, construed and administered consistent with such intent. The Committee shall have the right to amend the Plan and any outstanding Awards or Award Agreements or adopt other forms, policies and procedures applicable to the Plan, Awards and Award Agreements (including amendments, policies and procedures with retroactive effect) without Participant consent as may be necessary or appropriate to comply with the requirements of Section 409A of the Code or an exemption thereto, even if the amendment reduces, restricts or eliminates rights granted under the Plan, an Award or Award Agreement prior to the amendment. Although the Company intends to administer the Plan, Awards and Award Agreements in compliance with Section 409A of the Code or an exemption thereto, the Company does not warrant that the terms of any Award or Award Agreement or the Company’s administration thereof will be exempt from, or will comply with the requirements of, Section 409A of the Code. The Company shall not be liable to any Participant or any other person for any tax, interest, or penalties that the person may incur as a result of an Award or Award Agreement or the Company’s administration thereof not satisfying any of the requirements of Section 409A of the Code.

13.     Adjustment Provisions; Change of Control.

(a)     Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, recapitalization, extraordinary dividend, or other equity restructuring (as defined in Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation”) occurs that affects the Shares, the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to Options, SARs, Performance Shares or Performance Units that may be granted to a Participant) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. Such adjustment shall be made by the Committee in a manner it deems equitable in order to prevent the enlargement or dilution of the benefits or potential benefits intended to be granted under this Plan. Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and upon any such adjustment the Shares subject to any Award shall be rounded down to the nearest whole Share. It is intended that, to the greatest extent possible, any adjustments contemplated by this Section 13(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 and 409A of the Code), and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b)     Mergers and Other Corporation Transactions. In the event of any merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution, or other similar corporate transaction or event, whether or not constituting a Change of Control, the Committee may (without the consent of any Participant or other holder of an Award), in its discretion, provide for or cause Awards to be assumed by the surviving corporation or its parent, continued by the Company (if the Company is a surviving corporation), cancelled in exchange for a payment of cash, substituted or exchanged for stock, other securities, or other property, or any combination of the foregoing. Such action shall be effective at such time and in such manner as the Committee specifies based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Shares upon or in respect of such event. Further, all outstanding Awards shall be subject to the terms of any agreement governing any such merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution or other transaction or event. If an Award is cancelled in whole or in part in exchange for a cash payment, the amount of such payment shall be determined by the Committee, but if such transaction or event constitutes a Change of Control, then such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (d).

(c)     Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, combination, share exchange, acquisition of property or stock, reorganization, dissolution, or other similar corporate transaction or event, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(d)     Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards (pursuant to Section 11(c) of this Plan or otherwise), in the event of a Change of Control:

(i)    each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Option; provided that the foregoing shall not apply with respect to any portion of an Option that was forfeited or cancelled upon a Participant’s termination of employment or service prior to the date of the Change of Control;

(ii)    each holder of an SAR (A) shall have the right at any time thereafter to exercise the SAR in full whether or not the SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the SAR that is so surrendered over the exercise price of such SAR; provided that the foregoing shall not apply with respect to any portion of an SAR that was forfeited or cancelled upon a Participant’s termination of employment or service prior to the date of the Change of Control;

(iii)     Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(iv)     each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

(v)     each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit.

For purposes of this Section 13, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

14.     Miscellaneous.

(a)     Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)     if and to the extent permitted Section 409A of the Code, one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)     the purchase of Shares under Options in installments;

(iii)     the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by electronic delivery) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv)     if and to the extent permitted by Section 409A of the Code, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

(v)     restrictions on resale or other disposition; and

(vi)     compliance with federal or state securities laws and stock exchange requirements.

(b)     Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which the Participant is employed or otherwise serves the Company or its Affiliates. Unless the Committee provides otherwise in a Participant’s Award Agreement, if a Participant changes status from an employee to a Director, or vice versa, or directly transfers employment among the Company or any of its Affiliates such that the Participant does not cease to be an employee of the Company and its Affiliates, the Participant shall not be considered to have terminated employment or service under the terms of this Plan or the Participant’s Award (except, in the case of an incentive stock option, as required by the Code for purposes of determining the Option’s qualification as an incentive stock option). However, in the event that the Company sells its entire interest in an Affiliate, or sells a portion of its interest in such Affiliate so that such entity no longer meets the definition of an Affiliate, then a Participant at such entity will be considered to have terminated employment at such time for purposes of this Plan and the Participant’s Award Agreement, unless the Participant’s Award Agreement or the Committee provides otherwise.

(c)     Award Agreement. No Award granted under this Plan shall be effective unless and until either (i) the Company and the Participant execute a written agreement that sets forth the terms and provisions applicable to the Participant’s Award, or (ii) the Company issues a written statement to a Participant describing the terms and provisions of the Participant’s Award (such agreement or written statement, an “Award Agreement”).

(d)     No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)     Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f)     Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any national securities exchange, over-the-counter market or similar entity.

(g)     Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Florida, without reference to any conflict of law principles.

(h)     Construction. Titles and heading to sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein also shall include the masculine, the plural shall include the singular, and the singular shall include the plural.

(i)     Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(j)     Non-Exclusivity. The adoption of this Plan shall not preclude the Company from maintaining or adopting any additional stock option, restricted stock, SAR, performance share, performance unit, bonus, incentive or other compensation plans or arrangements for any of its officers, directors, employees or other service providers.

(k) Recoupment/Claw-back. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

SUPERIOR GROUP OF COMPANIES, INC.
10055 Seminole Boulevard, P.O. Box 4002, Seminole, FL 33775-0002
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2022

The undersigned shareholder appoints MICHAEL BENSTOCK and ANDREW D. DEMOTT, JR., or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company on May 13, 2022 at 12:00 p.m. Eastern Time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith, unless otherwise specified. The Annual Meeting of Shareholders will be held virtually.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors, if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2022 Annual Meeting of Shareholders by January 14, 2022, and (z) on other matters which may properly come before the 2022 Annual Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 13, 2022. The Proxy Statement and our 2021 Annual Report on Form 10-K are available at: http://www.viewproxy.com/superiorgroupofcompanies/2022

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The Board of Directors recommends you vote FOR each of the nominees in the following proposal:

	FOR	AGAINST	ABSTAIN
01 Sidney Kirschner	☐	☐	☐
02 Michael Benstock	☐	☐	☐
03 Robin Hensley	☐	☐	☐
04 Paul Mellini	☐	☐	☐
05 Todd Siegel	☐	☐	☐
06 Venita Fields	☐	☐	☐
07 Andrew D. Demott, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign, date and return promptly in the enclosed envelope.

Date____________________________

Signature____________________________

Signature ____________________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VIRTUAL CONTROL NUMBER

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/superiorgroupofcompanies/2022/htype.asp and then using your Virtual Control Number printed hereon. Your registration must be received by 11:59 p.m. Eastern Time on May 10, 2022. On the day of the Annual Meeting of Shareholders, if you have properly registered, you may enter the meeting by logging in using the link to the meeting and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "Virtual Meeting".

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/SGC

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

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